Exhibit 10.3

Execution Version

ASSET PURCHASE AGREEMENT

by and among

HTO NEVADA INC.

AND

HTO HOLDINGS INC.

AND

KIRKMAN GROUP, INC.

AND

KIRKMAN LABORATORIES, INC.

AND

KIRKMAN GROUP INTERNATIONAL, INC.

AND

EACH OF THE OWNERS HEREIN

AND

DAVID K. HUMPHREY

as the Sellers’ Agent

JUNE 28, 2019

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), is entered into this 28th day of June 2019, by and among HTO Nevada Inc., a Delaware corporation, or its designated assignee (herein referred to as “Purchaser”), HTO Holdings Inc., a Delaware corporation (“HTO Holdings”), Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Lab”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International” and collectively with Kirkman Group and Kirkman Lab, the “Sellers” or the “Company” and each a “Seller” or a “Company”), and each of the Persons listed as an Owner on Schedule A hereto who are the direct and indirect equity owners of Sellers (collectively, the “Owners”), and David K. Humphrey as Sellers’ and Owners’ Agent (the “Sellers’ Agent”).

RECITALS

WHEREAS, the Companies are the owners of all assets (the “Assets,” as herein further defined in Section 1.01, below), being all of the assets needed, required or utilized to operate the Business as a going concern;

WHEREAS, the Companies are engaged in the business of the formulating, manufacture, sale and distribution of over the counter remedies, generic drugs, nutritional supplements, and such other services and products as had been previously and are presently conducted or offered by the Companies (the “Business”);

WHEREAS, the Companies desire to sell and transfer the Assets and the Business to Purchaser, and Purchaser desires to purchase and acquire the Assets and the Business from Companies, for the consideration and on the terms set forth in this Agreement; and

WHEREAS, HTO Holdings owns all of the issued and outstanding stock in the Purchaser and agrees to cause the Purchaser to fulfill the obligations to pay the Deferred Consideration pursuant to Section 2.04(b).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

Article I.

Definitions

Section 1.01 Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Accounts Payable” means all Company obligations to pay creditors for products and services purchased on credit in the ordinary course and consistent with past practices of Companies relating to the Business.

“Accounts Receivable” means all Company rights to receive money from its customers and other third parties generated in due course billed or pending billing consistent with past practices of Companies.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, including but not limited to any person or entity deemed to be an “affiliate” as construed under Rule 405 promulgated under the Securities Act.

“Agreement” means this Agreement, including any exhibits, schedules, and attachments hereto.

“Assets” means all of the assets, rights, title, interest in such assets, properties, contracts, goodwill, privileges, claims and rights and business, as a going concern, of the Companies, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever situated or located, used, held for use or intended to be used in the Business, including but not limited to assets set forth on Schedule 1.01-A, attached hereto and made a part hereof, excluding the Excluded Assets (as defined in herein below).

“Assigned Contracts” means all Company Contracts that are used in the Business and covered under Assets.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act of 1986.

“Closing” means the consummation of the transactions contemplated by Article II of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

”Consents” means the consent, permit, license, franchise, certificate of authority, approval or other authorization of the individuals, corporations, partnerships, Governmental Body and other entities whose consent, permit, license, franchise, certificate of authority, approval or other authorization is required for execution, delivery or performance of the Agreement.

“Company Contracts” means all contracts, agreement, bond, commitment, franchise, indemnity, indenture, instrument, leases, license agreements, distributorship agreements, undertaking or arrangement, as further described in Section 3.15 herein, and any other agreements (whether oral or written) which affect or are related to the operations of Companies, the Assets or the Business or any agreements under which any Company or any other Affiliate of Companies receives any payments or benefits as a result of the operations of the Business in any form, method or manner.

“Damages” means any and all damage, loss, claim, deficiency, diminution in value, loss of profit, obligation, fines, penalty or settlement of any kind or nature, expense or liability, including interest or other carrying costs, penalties, reasonable attorney’s, accounting and other professional fees and disbursements, and other expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, arising out of, relating to or traceable to such breach of a representation or warranty or such failure to perform any such covenant or agreement.

“Deferred Consideration” means the portion of the Purchase Price payable pursuant to Section 2.04(b) after the Closing.

“Encumbrance” means any lien, claim, charge, lease, covenant, security interest, mortgage, pledge, easement, rights of others, option, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind, including, any restrictions on the use, voting transfer or other attributes of ownership.

“Environmental Law” means all federal, state and local statutes, regulations and ordinances derived from or relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA, and RCRA and any state equivalent thereof applicable to Companies in any jurisdiction in which Companies conduct business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

“Factoring Agreement” means the Factoring and Security Agreement, dated April 2019, between Purity Nutraceutical, Inc., CapFlow Funding Group Managers LLC.

“Financial Statements” means the financial statements of Companies for the fiscal years ended December 31, 2017, December 31, 2018, and for the interim period ended April 30, 2019, which shall include, balance sheets, statements of income, statements of retained earnings (together with appropriate notes thereto), prepared in conformity with GAAP consistently applied except as noted therein.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied, also generally known as accounting standards or standard accounting practice, including standards, conventions, and rules that accountants follow in recording and summarizing and in the preparation of financial statements.

“Governmental Body” means any domestic or foreign, federal, state, local (including, but not limited to, municipal, township or county) or other governmental or regulatory authority, agency, bureau, board, commission, department, official, political subdividion or judicial body, university or tertiary education institution, or tribunal.

“Hazardous Substances” means any substance, chemical or waste that is listed, or contains Material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive, or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls (PCBs).

“Indebtedness” means, without duplication, all liabilities and obligations, including any applicable fees, penalties (including with respect to any prepayment thereof), interest and premiums: (i) for borrowed money; (ii) evidenced by (or which would customarily be evidenced by) notes, bonds, debentures or similar instruments; (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business); (iv) under capital leases; (v) for the reimbursement for any obligor or any letter of credit, banker’s acceptance or similar transaction; (vi) under any interest rate, currency swap or other hedging agreement or arrangement; (vii) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any other Person; or (viii) of the type referred to in clauses (i) through (vi) which are secured by an Encumbrance on any property or asset of such Person.

“Inventory” means all Companies’ supplies and inventory, including, without limitation, raw materials, packaging materials, work in process, finished goods, service parts and inventory in transit used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise pertaining to the Business and items of tangible personal property used in the Business that are (a) held for incorporating into finished product or for fabrication in the ordinary course of business, or (b) are to be currently consumed either directly or indirectly in the production of goods or services to be available for sale (raw materials and supplies).

“Knowledge” unless otherwise qualified in this Agreement means the knowledge of Companies’ upper management who are named in Schedule 1.01-B, after due inquiry.

“Laws” means all federal, state and local laws, statutes, rules, regulations, codes, ordinances, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Body.

“Material” and the terms “Materially” or “Materiality” mean the existence of a fact or condition of facts which has or have a value, either individually or in the aggregate, of more than $25,000.00, or otherwise material to the existence, operations and business od such Person.

“Material Adverse Effect” means:

(i) with respect to Purchaser, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely to prevent or materially delay consummation of the transactions contemplated hereby or otherwise to prevent Purchaser or its subsidiaries from performing its obligations under this Agreement; and

(ii) with respect to each Seller, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets (including Assets), liabilities (including Assumed Liabilities), business, operations, results of operations or prospects of such Seller or the Business or (b) to prevent or materially delay consummation of the transactions contemplated hereby or otherwise to prevent such Seller from performing their obligations under this Agreement.

“OSHA” means the Occupational Safety and Health Act, as amended.

“Party” or “Parties” mean either Sellers or Purchaser, singularly referred each as a Party, and collectively referred together as Parties.

“Permitted Encumbrances” means (a) liens for taxes and which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) other liens or imperfections on property which are not Material in amount or do not Materially detract from the value of or Materially impair the existing use of the property affected by such lien or imperfection.

“Personal Property” means all items of personal property of whatever kind or nature, known or unknown, fixed or contingent, tangible or intangible, including but not limited to, Inventory, machinery, equipment, tools, dies, parts, fixtures, and furniture, supplies, motor vehicles, excluding the Excluded Assets.

“Proprietary Information” means all trade secrets, trademarks, copyrights, customer lists, sales techniques, formula, process, know-how, designs, concepts, design molds, drawings, and any other confidential information acquired, developed and/or used by the Companies, whether written, oral or otherwise, in connection with the Business, if any.

“Proprietary Rights” means all patents, copyrights, trademarks, trade names, service marks, licenses, logos, sales materials, mold rights, drawing rights, and other intangible rights of the Companies acquired, developed and/or used by the Companies in connection with the Business, if any.

“Purchase Price” means the amount paid by Purchaser to Companies pursuant to Article III in consideration for the Assets, subject to the terms, conditions adjustments and set-offs in this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Schedules” means the disclosure schedules attached hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Documents” means this Agreement, the Warranty Bill of Sale, Assignment and Assumption Agreement, Intangible Assets Assignment Agreements, the Intellectual Property Security Agreement and all documents, agreements, instruments and certificates executed and delivered in connection with the Closing, this Agreement and the transactions contemplated hereunder.

“Transaction Expenses” means all fees and expenses incurred by Sellers in connection with the transactions contemplated by this Agreement and other Transaction Documents, including any all fees and expenses, whether or not incurred at Closing, in connection with third party waivers and consents required to effect the Closing as contemplated herein.

Section 1.02 Index of Terms Defined in Other Sections.

Allocation Schedule	Section 2.07
Assumed Liabilities	Section 2.02(a)
3rd Party Notes	Section 2.05
Book and Records	Schedule 1.01-A(vii)
Business	Recitals
Cash Consideration	Section 2.04(a)
Closing Date	Section 8.01
Companies	Recitals
Confidential Information	Section 5.02(a)
Cutoff Date	Section 3.06
Effective Date	Section 8.01
Excluded Assets	Section 2.01(b)
Excluded Books and Records	Schedule 1.01-A(vii)
Excluded Liabilities	Section 2.02(b)
Financial Statements	Section 3.06
Indemnified Party	Section 10.04
Indemnifying Party	Section 10.04
Intangible Assets	Schedule 1.01-A(ix)
Intangible Assets Assignment Agreements	Section 8.02(p)
Intellectual Property Security Agreement	Section 2.10(a)
Kirkman Group	Recitals
Kirkman Group International	Recitals

Kirkman Lab	Recitals
Leased Real Property	Section 3.13
Non-Competition Agreement	Section 8.02(g)
Order	Section 3.16
Owners	Recital
Plan(s)	Section 3.20
Property Leases	Schedule 1.01-A(xiv)
Proprietary Rights Agreement	Section 3.26(e)
Purchase Price	Section 2.03
Purchaser	Recitals
Purchaser Indemnified Parties	Section 10.01(a)
Secured Debt	Section 2.05
Seller(s)	Recitals
Sellers’ Agent	Recitals
Seller Indemnified Parties	Section 10.02(a)

Article II.

Transactions

Section 2.01 Purchase of Company Assets.

(a) Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to purchase Assets from each Seller, and each Seller agrees to sell, transfer, assign and deliver the Assets to Purchaser, on the Closing Date, free and clear of all Encumbrances. Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability of Companies unless Purchaser expressly assumes such liability pursuant to this Agreement.

(b) Excluded Assets. The following assets shall constitute excluded assets of Companies (collectively, the “Excluded Assets”):

(i) all Company investments in securities and other trading instruments;

(ii) all key man life insurance policies relating to current shareholders including any values and proceeds thereof;

(iii) all indebtedness owed Companies by Companies’ shareholders, related parties and Affiliates;

(iv) the Excluded Books and Records;

(v) all Company tax assets; and

(vi) all assets of the Companies set forth on Schedule 2.01(b).

(c) Wrong Pocket. In the event any Seller or any of its Affiliates receives any payment related to the Assets after the Closing Date, each Seller agrees to promptly remit (or cause to be promptly remitted) such funds to Purchaser. In the event that Purchaser or any Affiliate of Purchaser receives any payment related to any Excluded Assets after the Closing Date, Purchaser agrees to promptly remit (or cause to be promptly remitted) such funds to such Seller.

Section 2.02 Assumption of Certain Liabilities.

(a) Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Purchaser shall assume from Companies, and thereafter be solely responsible for the payment, performance, and discharge, as applicable, of Companies’ liabilities set forth on Schedule 2.02(a), attached hereto and made a part hereof (the “Assumed Liabilities”).

(b) Liabilities Not Assumed. Notwithstanding the provisions of this Agreement or of any other agreement between the Parties or any schedule or exhibit hereto or thereto and regardless of any disclosure to Purchaser, except for the Assumed Liabilities, Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities, obligations or commitments of any kind or nature, whether absolute, contingent, accrued or unaccrued, known or unknown, of each Seller or any of its Affiliates (the “Excluded Liabilities”). Each Seller shall discharge in a timely manner or shall make adequate provision for the Excluded Liabilities. The assignment to Purchaser of any of the Assigned Contracts shall not result in Purchaser being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Business. For the purpose of this Agreement, the term “Excluded Liabilities” means all liabilities or obligations that are not expressly included in the definition of “Assumed Liabilities” as well as those items set forth on Schedule 2.02(b).

(c) Non-Assignable Assets or Assumed Liabilities. If the transfer of any Asset or the assumption of any Assumed Liability requires the consent of a third party in connection therewith (including, among other things, consent of a Governmental Body), or if such act would violate the rights of any third party in the Assets or otherwise affect adversely the rights of Purchaser in the Assets and such consent is not obtained prior to Closing, the Parties will cooperate after the Closing to obtain such consent, as soon as practicable, to the extent reasonably necessary. If such consent is not obtained after the Closing, each Seller will use its best efforts to make such arrangements as may be necessary to enable Purchaser to receive all rights and benefits with respect to any Asset or any Assumed Liability in any case reasonably satisfactory to Purchaser (including, to the extent permissible, through a sub-contracting, licensing, sub- licensing, or similar arrangement), no Seller will change any terms thereof or permit any extension thereof without Purchaser’s written consent, and Purchaser shall be responsible for all payment obligations with respect to such Assets or Assumed Liabilities. Each Seller shall pay and discharge, and shall indemnify and hold Purchaser harmless from and against, any and all out of pocket costs of seeking to obtain or obtaining any such consent whether before or after the Closing Date. Nothing in this Section 2.02(c) shall be deemed a waiver by Purchaser of its right to have received on or before the Closing an effective assignment of all of the Assets nor shall this Section 2.02(c) be deemed to constitute an agreement to exclude from the Assets.

Section 2.03 Consideration for Assets. Subject to fulfillment or waiver of the conditions set forth in Article VI and conditional upon the occurrence of the Closing, and the terms set forth in Section 2.09, Purchaser shall pay an aggregate purchase price of Five Million Dollars ($5,000,000.00) (herein referred to as the “Purchase Price”) as consideration for the Assets and Assumed Liabilities as set forth in Section 2.04.

Section 2.04 Payment of Consideration. Purchaser shall pay the Purchase Price to Kirkman Group for the benefit of Sellers as follows:

(a) Cash Consideration. One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), to be paid in cash, wire transfer or immediately available funds) at Closing (the “Cash Consideration”).

(b) Deferred Consideration. Subject to the term set forth in Section 2.09:

(i) Seven Hundred Fifty Thousand Dollars ($750,000) to be paid on the earlier of (x) ten (10) business days after the closing of the issuance and sale of shares in the capital of Hemptown Organics Corp., a corporation incorporated under the laws of the Province of British Columbia and Kirkman Group’s sole stockholder, in which Hemptown Organics Corp. raises at least two million dollars ($2,000,000) and (y) the first anniversary of the Closing, in each case, if such day is not a business day, the first business day thereafter.

(ii) Three Million Dollars ($3,000,000.00) to be paid in two equal installments of One Million Five Hundred Thousand Dollars ($1,500,000.00) each. Each installment shall be paid on the anniversary of the Closing commencing with the 1st installment to be paid on the 1st anniversary and the final payment on the 2nd anniversary, in each case, if such day is not a business day, the first business day thereafter.

(iii) HTO Holdings shall cause Purchaser to pay the Deferred Consideration pursuant to Section 2.04(b)(i) and (ii).

Section 2.05 Secured and Commercial Indebtedness. All Company Indebtedness owed to any commercial or institutional lender or any related parties (herein referred to as “Secured Debt” and “3rd Party Notes”), other than Assumed Liabilities, shall be satisfied and remain the obligation of Companies.

Section 2.06 Transaction Expenses. Sellers shall pay all Transaction Expenses incurred by it incident to the negotiation, preparation, and execution and performance of this Agreement and other Transaction Documents. Purchaser shall pay all transaction expenses incurred by it incident to the negotiation, preparation, and execution and performance of this Agreement and other Transaction Documents. Except as otherwise provided, all other costs, fees, and expenses incurred by Companies associated with the negotiation or closing of this Agreement and other Transaction Documents or otherwise related thereto including, but not limited to brokerage, consulting, legal and accounting fees, costs and expenses, shall be borne solely by Sellers. If Purchaser pays or incurs a liability to pay any of such Transaction Expenses of the Companies, Purchaser may reduce the Purchase Price by the amount of such expenses or, if discovered after the Closing, seek indemnity against Sellers for such expenses of the Companies.

Section 2.07 Allocation of Purchase Price. At or as soon as practicable after the Closing, Purchaser shall provide to Sellers the allocation of the Purchase Price among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code) (the “Allocation Schedule”). Prior to the delivery of the Allocation Schedule, Purchaser shall consult with Sellers’ Agent about such allocation. All allocations made pursuant to this Section 1.7 shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any Tax Return (including IRS Form 8594), before any Tax authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the Buyer or unless specifically required pursuant to a determination by an applicable Tax authority. The parties shall promptly advise each other of the existence of any Tax audit, controversy or litigation related to any allocation hereunder. Any disputes arising under this Section 1.7 shall be resolved in the same manner as disputes are resolved pursuant to Section 1.6.

Section 2.08 Required Deductions and Withholding. Purchaser shall be entitled to deduct and withhold from any consideration otherwise payable or deliverable to any Seller or Owner such amounts Purchaser reasonably determines in good faith is required to be deducted or withheld and paid by Purchaser to the appropriate Persons pursuant to the Code, any tax Law or any other applicable legal requirement. To the extent such amounts are so deducted or withheld and paid by Purchaser to the appropriate Persons, such amounts shall be treated for all purposes as having been paid to the Person whom such amounts would otherwise have been paid absent such deduction or withholding. Purchaser shall use commercially reasonable efforts to notify Sellers’ Agent in advance of any such deduction or withholding for Sellers or Owners to the extent reasonably practicable, provided, however, that Purchaser shall not be liable for failure to notify Sellers’ Agent in advance of any deduction or withholding made in good faith.

Section 2.09 Set-Off. If any matter as to which a Purchaser Indemnified Party is pending or unresolved at the time any payment is due from any Seller or any Owner, the Purchaser shall have the right, in addition to other rights and remedies (whether under this Agreement or applicable Law), to withhold from any payment (which shall include any Deferred Consideration payable after Closing pursuant to Section 2.04(b) owing to Sellers or the Owners an amount equal to the amount of the claim (provided it has been or is then asserted in writing against the second party in accordance with the provisions hereof) until such matters are resolved by mutual agreement or by a final, non-appealable judgment. If it is finally determined that such claims are covered by Article X, the amount of such claims may be set-off against the retained payments and the remainder, if any, shall be delivered to the Purchaser Indemnifying Parties pursuant to this Agreement. Nothing in this Section 2.09 shall be construed as limiting the liability of Sellers and/or Owners under Article X, nor shall amounts set-off against or withheld from any payment be considered as liquidated damages for any breach under this Agreement or any other Transaction Document.

Section 2.10 Intellectual Property Security Agreement.

(a) Subject to the term and conditions of the Intellectual Property Security Agreement, Purchaser shall grant to Kirkman Group a security interest in and lien on certain intellectual properties purchased by the Purchaser under this Agreement as collateral security for the payment and performance when due of the Deferred Consideration as set forth in Section 2.04(b)(i) and (ii) pursuant to the terms of an Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit G (the “Intellectual Property Security Agreement”). For avoidance of doubts, Kirkman Group shall not have a security interest to the intellectual property owned by the Purchaser prior to the Effective Date and the intellectual property acquired, purchased or developed by the Purchaser after the Effective Date even with the use of the IP Collateral.

(b) Upon payment in full in cash of the Deferred Consideration or set-off of the Deferred Consideration as contemplated by Section 2.09 of this Agreement, (i) each of the Parties agree that the Intellectual Property Security Agreement shall be automatically terminated and shall be of no further force and effect, and (ii) Sellers shall, at their sole cost and expense, release all liens in the IP Collateral, as defined in the Intellectual Property Security Agreement, and all rights therein shall forthwith revert to Purchaser. If any Seller fails to release its liens in the IP Collateral within one (1) Business Day following receipt or set-off of the Deferred Consideration, each Seller hereby authorizes Purchaser to file (with or without the signature of Sellers) termination statements with appropriate Governmental Body and release of IP Collateral with the United States Patent and Trademark Office, United States Copyright Office or any other Governmental Body.

Article III.

Representations and Warranties of Sellers and Owners

As a Material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller and each Owner jointly and severally make the following representations and warranties to Purchaser as of the date of this Agreement and as of the Closing Date. For the purpose of this Article III, the terms “Companies” or “Sellers” shall include any subsidiary of the Companies, unless the context requires otherwise.

Section 3.01 Organization and Authority of Companies. Each of Kirkman Group and Kirkman Group International is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Kirkman Lab is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon. Each Company has full power and authority to own, lease and operate its properties and to carry on the Business. Each Company is in good standing under the laws of each jurisdiction in which it owns or leases property or conducts any business which requires such qualification, except where the failure to so qualify would not be Material to its business or financial condition, properties or operations. The Companies do not have and have never had any subsidiaries, nor does or did Companies ever own or control, or have an interest in the equity, directly or indirectly, of any Person. Purity Supplements, Inc. (“PS”) is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. PS is not and has never been involved in any Business, does not own and has not owned any Asset, has not entered into any contract, and is not a part of the transactions contemplated in this Agreement. The Companies have conducted the Business under the name “Purity Supplements” as a division of Kirkman Group, and contracts that relate to the Business that were entered into by “Purity Supplements” were entered into by Kirkman Group. Each Company has full power and authority to execute and deliver this Agreement and to perform the acts required of it by or contemplated under the terms of this Agreement. The performance of the transactions herein contemplated have been duly authorized by Companies, including by all requisite actions of its stockholders, and no further action on the part of Companies is necessary to authorize the execution of this Agreement and the performance of the transactions contemplated hereby. This Agreement is a valid and binding obligation of Companies, enforceable in accordance with its terms subject, as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the general equity principals.

Section 3.02 Capitalization. As of the date hereof, the authorized capital stock of Kirkman Group consists of 4,000 shares of which 4,000 shares are issued and outstanding. As of the date hereof, the authorized capital stock of Kirkman Lab consists of 1,000 shares of which 1,000 shares are issued and outstanding. As of the date hereof, the authorized capital stock of Kirkman Group International consists of 3,000 shares of which 3,000 shares are issued and outstanding. The Companies do not have any outstanding (i) subscription, option, put, call, warrant or other right or commitment to issue, deliver, sell, or any obligation or commitment to redeem or purchase, any shares, or (ii) securities convertible into or exchangeable for any shares. There are shares held in the treasury of Companies, and no shares have been issued in violation of, or are subject to, any preemptive rights or subscription agreements. There are no outstanding or authorized shares of restricted stock or awards for stock appreciation, phantom stock, profit participation, profits interest or other similar rights with respect to the Companies.

Section 3.03 Organizational Documents. Copies of (i) the articles of incorporation of each Company certified by the Secretary of State of the state of Nevada or Oregon, as applicable; (ii) each Company’s minute book and stock ledgers; and (iii) each Company’s bylaws, which have been made available to Purchaser, are accurate and complete copies of such instruments, as amended, and are in full force and effect on the date hereof and as of the Closing.

Section 3.04 No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein by the Companies will (i) violate or conflict with any of the provisions of the charter documents or bylaws of any Company, (ii) violate any Law to which any Seller or any Owner is subject, (iii) violate or constitute a Material default, a Material event of default or an event creating rights of acceleration, termination or cancellation or other additional rights, or loss of rights, or trigger any consent or notice or any other required action, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgment or ruling of any Governmental Body to which any Company or any of their Affiliates is a party, or by which any of its assets or property is bound, or (iv) result in the creation of any Encumbrances upon any of the Material assets or property of Companies.

Section 3.05 Consents. Each Company has obtained, and between the date hereof and the Closing Date will maintain, all Consents and approvals necessary for the conduct of the Business as presently conducted, and all such Consents are valid and in full force and effect and will remain in full force and effect (in the case of Sellers’ Consents, for the benefit of Purchaser) upon consummation of the transactions contemplated hereby, and all applications or filings for renewals have been timely made for such Consents. No Consent or approval is required by any person or entity pursuant to the terms of any Material Company Contract or otherwise in order to permit the execution, delivery, and performance by Companies of this Agreement and the consummation of the transactions contemplated hereby. All Consents constitute the Assets under this Agreement. All Consents necessary to the performance of the transactions herein contemplated have been or, prior to the Closing, shall have been obtained, and no suspension, cancellation or termination of any of the Companies’ Consents is pending or, to Seller’s Knowledge, threatened.

Section 3.06 Financial Statements. The Companies have delivered to Purchaser true, correct and complete copies of the unaudited Financial Statements of Companies as of December 31, 2017, December 31, 2018, and the unaudited financial statements of Companies as of April 30, 2019, copies of which are as set forth on Schedule 3.06 hereto. April 30, 2019 is referred to herein as the “Cutoff Date”. Except as set forth in Schedule 3.06(a), the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods shown. The Financial Statements are based on the books and records of Companies and are true and complete and present fairly and accurately, in all Material respects, the financial condition of Companies as of the dates indicated and the results of the operations of Companies for the periods indicated.

Section 3.07 Accounts Receivable. Companies’ Accounts Receivable that are reflected on the balance sheets within the Financial Statements or the accounting records of Companies as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Accounts Receivable are or will be as of the Closing Date current and collectible in the ordinary course without any set-offs or deductions. There is no contest, claim, or right of set-off under any Company Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.07 contains a complete and accurate list of all Accounts Receivable as of the date of this Agreement, which list sets forth the aging of such Accounts Receivable.

Section 3.08 Inventory. All Inventory reflected on the balance sheets within the Financial Statements or the accounting records of the Companies is of a quality and quantity usable and salable in the ordinary course of business, net of spoilage reserves included in the Financial Statements or the accounting records of the Companies as of the Closing Date, which reserves are calculated consistent with past practice. Obsolete Inventory items and items of below-standard quality have been written off or written down to net realizable value in the Cutoff Date balance sheet or on the accounting records of the Companies as of the Closing Date. All inventories not written off have been priced at the lower of cost or net realizable value. Schedule 3.08 contains a complete and accurate list of all Inventory as of the date of this Agreement.

Section 3.09 No Undisclosed Liabilities, Etc. The Companies have no liabilities or obligations (absolute, accrued, contingent or otherwise), whether due or to become due or whether or not required to be included on the Financial Statements pursuant to GAAP, probable of assertion or not, except for (a) liabilities and obligations reflected in the Financial Statements or (b) liabilities and obligations incurred in the ordinary course of business since the date of the Financial Statements which would not be Material to the Companies, or (c) liabilities and obligations disclosed on Schedule 3.09.

Section 3.10 Absence of Certain Changes. Except as set forth in Schedule 3.10, since December 31, 2018, the Companies have operated the Business only in the ordinary course, and there has not been:

(a) any change in the business, financial condition or in the operations of the Companies which could reasonably be expected to be Material to the Companies;

(b) any damage, destruction or loss, not covered by insurance, which could reasonably be expected to Materially affect the financial conditions or results of operations of the Companies;

(c) except in the ordinary course of business, any sale, lease, disposition of, mortgage, pledge or grant of any Encumbrance on any Material properties or assets of the Companies;

(d) any loss of any supplier, distributor, customer or key employee of the Companies which Materially affects the financial conditions or results of the operations of the Companies;

(e) any increase by the Companies, except as consistent with past practices including standard merit reviews, in the wages, salaries, compensation, pension, or other benefits payable to any employee who, as of the date hereof, receives from the Companies annual compensation in excess of

$15,000;

(f) any cancellation, release or waiver of debts owed to the Companies which are, individually or in the aggregate, Material to the Companies, except for compromises of debt in the ordinary course of business;

(g) any declaration or payment of any dividend or any other distribution (other than customary salary payments) to the Company shareholders or any of its Affiliates or redemption, purchase or other acquisition of any shares or portions of shares of the Companies;

(h) any increase in indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business;

(i) any change in Companies’ accounting methods, principles or practices, including with respect to reserves for excess or obsolete inventory, doubtful accounts or other reserves, depreciation or amortization policies or rates, billing, and invoicing policies, or payment or collection policies or practices, except as required by GAAP, and any change in working practice;

(j) any change in the Companies’ practice as it relates to the payment of Accounts Payables outside the ordinary course of business; or

(k) any agreement, in writing or otherwise, to do any of the foregoing.

Section 3.11 Title to Assets. Sellers have good, valid, marketable title to all of the Assets in fee simple, free and clear of any Encumbrances, other than Permitted Encumbrances. None of the Permitted Encumbrances could reasonably be expected to Materially impair the continued use and operation of the Assets to which they relate in the conduct of the Business. The Assets are not subject to any preemptive right, right of first refusal or other right or restriction. Upon conveyance and delivery of the Assets to Purchaser and payment therefore by Purchaser, as herein provided, Purchaser shall be the owner of such Assets free and clear of liens, claims, restrictions or encumbrances of any kind other than Permitted Encumbrances. The sale, transfer and assignment of the Assets as contemplated by this Agreement will give Purchaser possession of, and the right to use, all the assets required for conducting the Business in the same manner as presently conducted. None of the Excluded Assets are Material to the Business.

Section 3.12 Real Property. The Companies do not own and has never owned real property of any kind.

Section 3.13 Real Property Leases. Schedule 3.13 contains a complete and accurate list of each lease or similar agreement under which any Company is the lessee of, or holds, occupies or operates, any real property owned by any third Person (the “Leased Real Property”). Except as set forth in Schedule 3.13, the Companies have the right to quiet enjoyment of all the Leased Real Property as to which it is lessee for the full term of each such lease or agreement relating thereto, and the leasehold or other interest of the Companies is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. All leases and similar agreements relating thereto referred to in Schedule 3.13 are legally binding and in full force and effect, and there exists no Material default thereunder on the part of the Companies.

Section 3.14 Title to and Condition of Certain Personal Property. True and correct copies of a fixed asset detail listing of the Companies have been made available to Purchaser, which reflects all Material assets of the Companies as of the date of this Agreement. Such listing is set forth in Schedule 3.14 which consists of a list of all Material fixed assets, including equipment and fixtures, along with those that are subject to any lease or rental agreement to which any Company is a party and which requires annual payments in excess of $10,000 per year. There are no Encumbrances on any Personal Property owned by any Company, and the machinery, equipment and other Personal Property used in the Companies’ Business, taken as a whole, is (i) in good operating condition subject to ordinary wear and tear, usable in the ordinary course of business, (ii) in a state of routine maintenance and repair, (iii) sufficient and adequate to carry on the Companies’ Business as now conducted, and (iv) complies in all Material respects with applicable federal, state, and local laws and regulations.

Section 3.15 Material Company Contracts.

(a) Schedule 3.15(a) contains a true, complete and correct list, as of the date of this Agreement, of all Company Contracts of the following types to which any Company is a party, or by which any Company is bound:

(i) any Company Contract relating to the future sale and purchase of services, products, materials or supplies which is not cancelable by the Companies within thirty (30) days without penalty or further obligation;

(ii) any Company Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

(iii) any Company Contract that limits the right of any Company to compete in any line of business or to compete with any other Person;

(iv) any Company Contract that limits the ability of Sellers to conduct its business, including as to manner and place;

(v) any Company Contract that has an unexpired term in excess of one (1) year;

(vi) any Company Contract relating to any outstanding commitment for capital expenditures in excess of $10,000 for any single project or $50,000 in the aggregate;

(vii) any Company Contract relating to the employment of any Person which is not terminable at will by any Company;

(viii) any Company Contract that provides for change of control or severance benefits to any officer, director or employee;

(ix) any Company Contract relating to management service, consulting or any other similar type contract;

(x) any Company Contract that contains a right of first refusal or other preemptive rights;

(xi) any Company Contract that contains a right or obligation of or to any Affiliate, officer or director or any associate of Sellers;

(xii) any Company Contract that gives a power of attorney, proxy or similar instrument;

(xiii) any Company Contract that is a joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(xiv) any Company Contract with Governmental Body;

(xv) any Company Contract relating to any license or royalty arrangement;

(xvi) any Company Contract relating to licenses to or from any Company with respect to software or hardware used in the Business, provided that Schedule 3.15(a) does not list mass market software licensed to any Company that is commercially available for under ten thousand dollars ($10,000) and subject to “shrink-wrap” or “click-through” license agreements; or

(xvii) any Company Contract that has a remaining obligation in excess of $10,000 or was made not in the ordinary course of business or represents a Company Contract upon which the Business is substantially dependent or a Company Contract which is otherwise Material to the Business.

(b) Except for those Company Contracts which by their terms will expire prior to the Closing Date or are otherwise terminated in accordance with the terms hereof, all the Company Contracts referred to in Schedule 3.15(a), are legally binding and in full force and effect, and, there exists no Material default thereunder on the part of any Company, any other party thereto, and the contemplated transfer of the Assets to Purchaser and the other transactions contemplated hereby will not result in any of such Company Contracts being terminated or terminable prior to the term thereof. The performance of the Company Contracts will not result in any violation of or failure by Sellers or, after the Closing, Purchaser to comply with any Law. As of the Closing Date, (x) Sellers have obtained any and all consents necessary for the assignment of Sellers’ rights in any Company Contract that is not by its terms assignable by Sellers to Purchaser hereunder; and (y) no breach or default or alleged breach or default by any Seller (or, to the Knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur in respect of any Company Contract. Sellers have not waived any of its Material rights under any Company Contract.

(c) Copies of all documents listed in Schedule 3.15(a) have been made available to Purchaser, and such copies are true and complete.

(d) The Companies have not directed and will not direct any business or corporate opportunities of any Company away from any Company in favor of any other person or entity.

Section 3.16 Litigation. There is no suit, action, arbitration or other legal, administrative or governmental investigation or proceeding pending or threatened against any Company, nor is there any judgment, decree, injunction, rule or order (collectively, “Order”) of any Governmental Body or arbitrator outstanding against any Company which is expected to have, a Material Adverse Effect on any Company or the Business. No Law or Order has been enacted, entered, issued, promulgated or enforced, nor to the Knowledge of Seller, threatened, by any Governmental Body that prohibits or restricts the Transactions contemplated by this Agreement. No Seller has received notice from any Governmental Body that consummation of the Transactions contemplated by this Agreement would constitute a violation of any Laws. There is no matter as to which any Seller has received any notice, claim or assertion, or, to the Knowledge of Seller, which otherwise has been threatened or initiated, against or affecting any Seller or any employee or agent of any Seller.

Section 3.17 Tax Matters. The Companies have paid all federal, state and local income taxes required to be paid on the income of the Companies and obligations owing as payroll taxes through the Cutoff Date and will be paid through actual or estimated payments as of the Closing Date.

Section 3.18 Compliance with Law. The Companies have not Materially failed and is not Materially failing to comply with any Law or Order applicable to any Company, the Assets or the Business. The use and operation of the Assets are in compliance with all Material respects with all applicable Laws. The Companies have all governmental and regulatory licenses, permits, certificates, approvals and authorizations necessary to entitle it to own and operate its properties and conduct its business operations.

Section 3.19 Intangible Assets.

(a) The Companies holds all copyrights, trademarks, trade names, and patents and applications therefor and other Intangible Assets owned by the Companies and all licenses or agreements under which any Company has granted or received the right to use any of the foregoing, which are listed in Schedule 3.19(a). The Intangible Assets set forth on Schedule 3.19(a) constitutes all the Intangible Assets rights used in and/or necessary to the conduct of the Business as it is currently conducted, and as it is currently planned or contemplated to be conducted by Sellers prior to the Closing and, to the Knowledge of Seller, by Purchaser following the Closing. Sellers, whether as licensees or owners, have rights to all Intangible Assets required for use in connection with the Business.

(b) No proceedings have been instituted or are pending or threatened which challenge the validity of or otherwise adversely affect the ownership or use by the Companies of such Intangible Assets listed in Schedule 3.19(a). The Companies’ use of such Intangible Assets does not infringe upon the intellectual property rights of any third parties and there is no infringing use by any other Person of such Intangible Assets listed in Schedule 3.19(a). The Companies owns (or possesses adequate and enforceable licenses or other rights to use) all Intangible Assets and other proprietary rights now used in the conduct of Companies’ Business and has not received any notice (or otherwise aware) of conflict with the asserted rights of any Person. Immediately after the Closing, Purchaser will own all of the Intangible Assets included in the Assets and will have a right to use all other Intangible Assets, on the same terms and conditions as in effect prior to the Closing.

(c) Except as set forth on Schedule 3.19(c), the Intangible Assets of Sellers is fully assignable free and clear of any Encumbrances other than Permitted Encumbrances. Except as set forth on Schedule 3.9(c), Sellers do not use any Intangible Assets by consent of any other Person and is not required to and does not make any payments to others with respect thereto. Except as set forth in Schedule 3.9(c), Sellers have obtained any Consent necessary for the assignment of Sellers’ rights in any Intangible Assets that they use or access pursuant to the terms of any license that is not by its terms assignable by Sellers to Purchaser hereunder without consent by a third party.

Section 3.20 Benefit Plans of Companies. Except as set forth in Schedule 3.20, no Company is a party to (i) any “employee benefit plan” within the meaning of section 3(3) of Title I of ERISA, (ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement, or (iii) any written plan or policy providing for “fringe benefits” to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, (individually a “Plan,” and collectively the “Plans”). Each Plan is in substantial compliance with all funding, reporting, disclosure and other requirements of ERISA applicable to such Plan and a current, accurate and complete copy of each such Plan has been made available to Purchaser. There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against any Company relating to the Plans.

Section 3.21 Environmental and Health/Safety Matters. The operation of the Companies is and has at all times during the past five (5) years complied in all Material respects with all applicable Environmental Laws. Furthermore:

(a)	The Companies have, in all Material respects, obtained, maintained and complied with all environmental permits required for the operation of their Business and the sale of the Assets to Purchaser will not cause the revocation of or give any party the right to revoke such permits;

(b)	No Hazardous Substances have been generated, transported, stored, treated, recycled or otherwise handled in any way in the operation of the Companies or relating to Business;

(c)	There are no locations not owned or operated by any Company where Hazardous Substances associated with the operation of any Company or any discontinued operations of any Company have been stored, treated, recycled or disposed of;

(d)	No Hazardous Substances are located on, contained in or otherwise form a part of the assets or properties of any Company;

(e)	There is no past or ongoing release of Hazardous Substances from any of the real property owned by any Company or from any property formerly owned or operated by any Company or from other locations where Hazardous Substances associated with the operation of any Company business have been or are located except for federally permitted releases (as that term is defined in CERCLA) associated with the operation of any Company;

(f)	There is no information indicating that any Person may have impaired health as the result of the operation of any Company or the ownership or use of any assets or properties of any Company (including the Assets) or as the result of the release of Hazardous Substances from such assets or properties (including the Assets);

(g)	The Companies have not treated, stored for more than ninety (90) days, or disposed of any hazardous waste, as such term is used within the meaning of the RCRA or similar applicable state or municipal Law;

(h)	The Companies have not received any notice from any Governmental Body or other Person advising (or is otherwise aware) that the Companies are potentially responsible for response costs with respect to a release or threatened release of Hazardous Substances; and

(i)	No Order, litigation, settlement or citation with respect to Hazardous Substances exists with respect to or in connection with the operations of the Companies, the Assets and the Companies’ Business.

Section 3.22 Insurance. All insurance policies or binders insuring the property, assets or business liabilities of the Companies are listed in Schedule 3.22 and are in effect and will be in effect, or replacement policies will be in effect, on the Closing Date. No insurance company, insurance agency, board of fire underwriters, or Governmental Body has required or requested any Material modification, improvement, repair, change in operations or otherwise, with respect to any Company or any of its properties or its Business, which has not been implemented by any Company. Neither the Companies nor any of their Affiliates have received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such insurance policies. All premiums due on such insurance policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each insurance policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Companies. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of Sellers pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Sellers or any of their Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such insurance policy. The insurance policies are of the type and in the amounts customarily carried by persons conducting a business similar to the Companies and are sufficient for compliance with all applicable Laws and Company Contracts.

Section 3.23 True and Complete Copies. All copies of agreements, written contracts, and documents delivered and to be delivered by the Companies are accurate and complete copies of such agreements, contracts, and documents as of the Closing Date. The words “made available to Purchaser” or “delivered to Purchaser” or similar words, when used herein, and unless the context requires otherwise, shall be deemed in each case to mean the act of posting documents to the electronic data room or otherwise delivering, electronically or in physical copy, at least three (3) Business Days prior to the date hereof to which Purchaser or its legal counsel had access in connection with the transactions contemplated by this Agreement.

Section 3.24 Brokerage. The Companies have not retained or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

Section 3.25 Acceleration of Indebtedness. None of the transactions contemplated in this Agreement will result in the cancellation or acceleration of any indebtedness owed by any Company.

Section 3.26 Employees, Labor Relations; Compliance and Collective Bargaining.

(a) No Company is a party to any collective bargaining agreement or other labor contract. Furthermore, (i) the Companies have complied in all Material respects with all legal requirements relating to employment practices, terms, and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health. No Company is liable for the payment of any Material taxes, fines, penalties, or other amounts, however, designated, for failure to comply with any of the foregoing; (ii) there has not been, there is not presently pending or existing, and there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving any Company; (iii) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is no proceeding pending or threatened against any Company relating to the alleged violation of any legal requirements pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting any Company or its facilities; (v) no grievance or arbitration proceeding exists that might have an adverse effect upon any Company or the conduct of its Business; (vi) there is no lockout of any employees by any Company, and no Company contemplates such action; and (vii) there has been no charge of discrimination filed against or threatened against any Company with the Equal Employment Opportunity Commission or similar Governmental Body.

(b) Except as set forth on Schedule 3.26(b), (i) all personnel of the Companies are retained or employed on an at-will basis, and the Companies do not have any written or oral agreement with any such personnel that would interfere with the Companies’ ability to discharge such personnel without cause and payment of any severance or any other cost or expense or adverse consequences and (ii) the Companies have not promised or represented to any of its personnel that any of such personnel will be employed or engaged by or receive any particular benefits from any Company or Purchaser after the Closing Date.

(c) Each individual employed by the Companies has presented legal proof of his or her identity and authorization to work in the United States for the Companies and is either (i) a citizen of the United States or is lawful permanent resident entitled to work or (ii) a nonimmigrant possessing a current, valid authorization issued by U.S. Citizenship and Immigration Services (or equivalent foreign border control agency) permitting employment by the Companies. No Sellers employee is subject to any obligation not to compete with any other Person or to refrain from soliciting the customers or employees of any other Person.

(d) Schedule 3.26(d) contains a complete and accurate list of the following information for each employee or director of the Companies, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable (including bonuses, deferred compensation and commission arrangements) and any change in compensation since the Cutoff Date; accrued and unused vacation or other paid leave (which Sellers shall pay at Closing); and service credited for purposes of vesting and eligibility to participate under any Company pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

(e) No employee of any Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (1) the performance of his or her duties as an employee of the Companies, or (2) the ability of Companies to conduct its business, including any Proprietary Rights Agreement with Sellers by any such employee. To Seller’s Knowledge, no key employee of the Companies intends to terminate his employment with the Companies, nor do Sellers have a present intention to terminate the employment of any such employee.

(f) Copies of the Companies’ standard form of proprietary information, confidentiality and assignment agreement for employees and the Companies’ standard form of consulting agreement containing proprietary information, confidentiality and assignment provisions are attached to Schedule 3.26(f). All current and former employees and contractors of the Business have executed the applicable form of agreement vesting in the Companies’ sole and exclusive ownership in, by operation of Law or by a valid and enforceable assignment sufficient to irrevocably transfer, all such intellectual property rights therein (including the right to seek past and future damages with respect thereto) in the Companies.

Section 3.27 Financial & Debt Ratios. The aggregate financial ratios, whether current, quick ratios, or debt to equity ratios of Companies, on the Closing Date, shall be commensurate with those set forth on the Financial Statements as of December 31, 2018 and the Cutoff Date.

Section 3.28 Disclosure. Neither this Agreement nor any Schedule and Exhibits hereto or any certification made pursuant to the terms hereof by or on behalf of Sellers, contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they are made. There is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to Sellers that has not been disclosed by Sellers to Purchaser that might reasonably be expected to have or result in a Material Adverse Effect or that would reasonably be material in Purchaser’s assessment of the transactions contemplated by this Agreement.

Article IV.

Representations and Warranties of Purchaser

As a Material inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to Purchaser as of the date of this Agreement and as of the Closing Date:

Section 4.01 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execu- tion and delivery of this Agreement by Purchaser and the performance of the transactions contemplated herein and therein have been duly authorized by the Board of Directors of Purchaser and no further corporate action on the part of Purchaser is necessary to authorize this Agreement and the performance of such transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

Section 4.02 No Conflict. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein or therein by Purchaser will (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Purchaser or, (ii) violate any Law to which Purchaser is subject, or (iii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or other additional rights or loss of rights or trigger any consent or notice or any other required action, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgment or ruling of any Governmental Body to which Purchaser is a party or by which any of its assets or property is bound.

Section 4.03 Brokerage. Purchaser has not retained or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement. Purchaser, and not the Companies, is responsible for the payment of any such investment banker, broker or finder fees payable to any of the foregoing, if any.

Article V.

Covenants of the Parties

The respective Parties hereto agree to take the following actions between the date hereof and the Closing Date:

Section 5.01 Conduct of Business. Except as otherwise contemplated by the transactions provided for herein, pending the Closing, the Companies shall operate and carry on their Business only in the ordinary course of business consistent with past practices. Notwithstanding anything contained in the immediately preceding sentence, pending the Closing:

(a) The Companies shall take reasonable actions to maintain its assets in substantially their present state of repair, reasonable wear and tear and damage by fire or other casualty excepted, and to preserve the goodwill of the Companies and its relationships with its customers, suppliers, partners, employees and other Persons or entities having business relations with it.

(b) The Companies shall not, directly or indirectly, sell, assign, transfer, distribute, pledge, hypothecate, encumber or otherwise dispose of any equity that the Companies hold on the date of this Agreement or any portion thereof (whether voluntarily, involuntarily, by operation of law or otherwise), or agree to do any of the foregoing, without the prior written consent of Purchaser.

(c) The Companies shall not take any of the following actions without the prior written approval of Purchaser:

(i) (A) Sell, assign, transfer, license, lease, consume or otherwise dispose of any property or assets, including Intangible Assets, except in the ordinary course of business consistent with past practice or merge or consolidate with any Person, or (B) acquire or license, or agree to acquire or licenses, any material property or assets of any Person;

(ii) Amend, modify, extend, cancel, terminate or waive any rights under any Material Company Contract listed on Schedule 3.15(a) other than in the ordinary course of business consistent with past practice;

(iii) Engage in or enter into any Material Company Contract that would be required to be disclosed on Schedule 3.15(a), or relinquish any Material right thereunder;

(iv) Make any single capital expenditure in an amount exceeding $30,000 or capital expenditures which in the aggregate exceed $50,000;

(v) Mortgage, pledge or subject to Encumbrances (other than purchase money liens) any properties or assets of the Companies;

(vi) Assume, incur or guarantee any obligation or liability for borrowed money, except for endorsements for collection in the ordinary course of business, or grant any loans to others or purchase debt securities;

(vii) Cancel, compromise or waive any debts owed to it, except for compromises of debt incurred in the ordinary course of business consistent with past practice which, in the aggregate, do not exceed $10,000;

(viii) Adopt or make any changes in the Companies’ accounting methods, principles or practices, including with respect to reserves for excess or obsolete inventory, doubtful accounts or other reserves, depreciation or amortization policies or rates, billing, and invoicing policies, or payment or collection policies or practices, except as required by GAAP;

(ix) Knowingly do any act or omit to do any act within its reasonable control which will cause it to breach of any representation, warranty or obligation contained in this Agreement;

(x) Amend or permit any amendments to the Companies’ charter documents and bylaws, or its other organizational documents (whether by merger or otherwise);

(xi) Issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, purchase or propose the purchase of, any shares of the Companies or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, purchase or otherwise acquire any shares or other convertible securities;

(xii) Declare, set aside or pay any dividend or make any other payment or distribution (whether in cash, stock and property) with respect to the Companies’ shares, or split, combine or reclassify any the Companies’ shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Companies’ shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any of the Companies’ shares (or options, warrants or other rights exercisable therefor);

(xiii) (A) Hire, offer to hire, adjust the service status, or terminate any employees, or encourage any employees to resign from any Company; (B) increase the wages, salaries, compensation, pension or other benefits payable to any current or former employee who, as of the date hereof, receives annual compensation in excess of $30,000, or (C) grant any severance, change of control, retention or termination pay (in cash, property or otherwise) to any employee or officer of any Company;

(xiv) Make any representation or issue any communications to employees that are inconsistent with this Agreement or the transactions contemplated hereby, including any representations regarding offers of employment from Purchaser;

(xv) Initiate or settle any litigation, other than to enforce its rights under this Agreement, except in connection with collection actions with Company customers, in the ordinary course of business consistent with past practice; or

(xvi) Agree to do any of the foregoing, except as contemplated by this Agreement.

Section 5.02 Confidentiality.

(a) Each Seller and each Owner will, and shall cause his / her / its principals, Affiliates, associates, directors, officers and other personnel and authorized representatives to hold all information received by it in connection with the transactions contemplated herein strictly confidential and shall not directly or indirectly use or disclose such Confidential Information (as hereinafter defined). The term “Confidential Information” as used in this Agreement shall mean any information, data and know-how relating to the Business, the Assets, or the business of Purchaser or its clients and referral sources that is developed by or disclosed to Sellers or Known by Sellers as a result of such Person’s relationship with the Business (or its predecessors in interest) and not generally within the public domain (whether constituting a trade secret or not). The term “Confidential Information” does not include information that (i) has become a part of the public domain other than as a result of its wrongful disclosure by any Party, (ii) has been disclosed based on subpoena, applicable law, rule, or regulation, or (ii) is or hereafter becomes lawfully obtainable from other sources without an obligation of confidentiality.

(b) The covenant contained in this Section 5.02 shall survive the Closing for a period of five (5) years; provided, however, that with respect to those items of Confidential Information which constitute a “trade secret” as defined in the Uniform Trade Secrets Act or which is subject to protection under applicable Law, the obligations of confidentiality and non-disclosure as set forth in this Section 5.02 shall continue to survive for so long as such Confidential Information remains a trade secret under applicable Law or is otherwise protected under applicable Law.

(c) In the event that any Seller or any Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information relating to the Business, each Seller and each Owner agree to provide Purchaser with prompt notice of any such request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Agreement. If, failing the entry of a protective order or receipt of a waiver hereunder, any Seller or any Owner are compelled to disclose Confidential Information, the disclosing party may only disclose that portion of the Confidential Information which such party’s legal counsel advises that it or he is compelled to disclose, provided that the disclosing party notifies Purchaser not later than the time of such disclosure of the nature and extent of such disclosure. In any event, each Seller and each Owner agree not to oppose any action by or on the behalf of, and to cooperate with, Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(d) Nothing in this Agreement shall be construed to constitute the grant of a license to any Seller or any Owner of any Purchaser trade secret or other intellectual property right, whether acquired by this Agreement or not, or in any way limit the rights of Purchaser under the patent, trademark, copyright, trade secret, other intellectual property, or unfair competition Laws of the United States, any individual states, or any other country.

Section 5.03 No Public Announcement. No Party hereto shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised, and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

Section 5.04 Access. From the date hereof until the Closing Date, the Companies shall cooperate with Purchaser and its financing sources in conducting such due diligence measures as Purchaser deems necessary and proper. The Companies will make available their employees to answer questions of Purchaser and Purchaser’s representatives concerning the Companies’ Business and shall further cause them to make available for inspection and examination by Purchaser’s representatives, all books and records relating to the Companies’ Business. The Companies further agree to give Purchaser and Purchaser’s representatives reasonable access, from the date hereof through the Closing Date, to the Companies’ employees, customers, suppliers, independent contractors and creditors, and Purchaser shall have the right to contact any or all of them as a part of its due diligence.

Section 5.05 Exclusive Dealings. The Companies agree that from and after the date hereof until this Agreement is terminated, Sellers shall not (and shall not cause their employees, agent, Affiliates, and representatives to), directly or indirectly, initiate contact with, solicit or encourage any inquiries or proposals by, participate in any discussions or negotiations with, or disclose any information concerning the Companies’ Business, to, any Person (other than Purchaser and its representatives) regarding the sale of the Companies’ Business, any shares issued by the Companies, or any merger, consolidation or other business combination involving the Companies or their Business.

Section 5.06 Sales and Transfer Taxes. Any taxes payable by reason of the transfer and conveyance of the Assets (whether directly or indirectly) (including, without limitation, documentary stamps or transfer taxes and any sales taxes) shall be paid by Sellers on or prior to the Closing Date.

Article VI.

Conditions to the Obligations of Purchaser

The obligations of Purchaser to consummate on the Closing Date the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Purchaser:

Section 6.01 Representations and Warranties; Performance. All representations and warranties made by the Companies in this Agreement will be true and correct in all Material respects (except for such representations and warranties that are qualified by their terms by a reference to Materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date. Each Company shall have performed and complied in all Material respects with all arrangements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. Each Company’s President shall have so certified in writing to the foregoing in writing to Purchaser as of the Closing Date.

Section 6.02 Authorizations, Approvals, and Consents. All authorizations, approvals or consents of any and all Governmental Bodies or other Persons required to be obtained by the Companies to consummate the transactions contemplated by this Agreement shall have been validly obtained and copies thereof shall have been delivered to Purchaser.

Section 6.03 No Proceeding or Litigation. No action, suit or proceeding before any court or any other Governmental Body shall have been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against any Company, the Assets or the Business or any of the Companies’ principals, officers, or directors that seeks or might tend to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions or that might have Materially affect any Company, the Assets or the Business.

Section 6.04 Corporate Action. Each Seller shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and each Seller shall have furnished Purchaser with copies of resolutions, adopted by such Seller’s Board of Directors and certified by such Seller’s Secretary as of the Closing Date, in form and substance reasonably satisfactory to Purchaser’s legal counsel, in connection with such transactions.

Section 6.05 Other Documents. Sellers shall have furnished or caused to be furnished to Purchaser the documents set forth in Section 8.02 and such other documents and certificates as may be reasonably requested by Purchaser.

Section 6.06 Financial Condition of Companies. From the Cutoff Date through the Closing Date there shall not have occurred a Material Adverse Effect on any Company, the Assets, the Business or any Company’s financial condition.

Section 6.07 Absence of Encumbrances. None of the Assets shall be subject to any Encumbrance.

Section 6.08 Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 8.02.

Section 6.09 No Illegality. No temporary restraining Order, preliminary or permanent Order issued by any court or other Governmental Body of competent authority preventing the consummation of the Closing or the other transactions contemplated by this Agreement shall be in effect; no Law shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which prohibits the consummation of the transactions contemplated by this Agreement (collectively, “Restraints”); and no action, investigation, lawsuit, or other legal proceeding commenced by a Governmental Body and seeking a Restraint shall be pending.

Article VII.

Conditions to the Obligations of Sellers

The obligations of Sellers to consummate on the Closing Date the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by any Seller.

Section 7.01 Representations and Warranties; Performance. All representations and warranties made by Purchaser herein shall be true and correct in all Material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and Purchaser shall have performed and complied in all Material respects with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date and Purchaser shall have so certified in writing to Sellers on the Closing Date.

Section 7.02 Authorizations, Approvals, and Consents. All authorizations, approvals, or consents of any and all Governmental Bodies or other Persons required to be obtained by Purchaser to consummate the transactions contemplated by this Agreement shall have been validly obtained and copies thereof shall have been delivered to Sellers.

Section 7.03 No Proceeding or Litigation. No action, suit or proceeding before any court or any other Governmental Body shall have been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against Purchaser or any of the principals, officers or directors of Purchaser seeking to or that might tend to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

Section 7.04 Corporate Action. Purchaser shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Purchaser shall have furnished Sellers with copies of resolutions, adopted by Purchaser’s Board of Directors and certified by Purchaser’s Secretary as of the Closing Date, in form and substance reasonably satisfactory to Sellers’ legal counsel, in connection with such transactions.

Section 7.05 Other Documents. Purchaser shall have furnished or caused to be furnished to Sellers with the documents set forth in Section 8.03 and such other documents and certificates as may be reasonably requested by Sellers.

Section 7.06 No Illegality. No temporary restraining Order, preliminary or permanent Order issued by any court or other Governmental Body of competent authority preventing the consummation of the Closing or the other transactions contemplated by this Agreement shall be in effect; no Law shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which prohibits the consummation of the transactions contemplated by this Agreement (collectively, “Restraints”); and no action, investigation, lawsuit, or other legal proceeding commenced by a Governmental Body and seeking a Restraint shall be pending.

Section 7.07 Receipt of Closing Deliveries. Sellers shall have received each of the agreements, instruments and other documents set forth in Section 8.03.

Article VIII.

Closing

Section 8.01 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article IX hereof, the Closing shall be on such date designated by the mutual agreement of the Sellers’ Agent and the Purchaser, which shall be no later than the second (2nd) business day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in this Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at 10:00 a.m. (the date on which the Closing occurs is referred to herein as the “Closing Date”), at the offices of Purchaser’s legal counsel or virtually through electronic transfer. The Closing shall be effective as of 12:01 AM on June , 2019 (“Effective Date”). The Parties hereto agree that any Party may deliver, for purposes of the Closing, electronically such documents, certificates or other instruments required to be delivered pursuant to this Agreement.

Section 8.02 Deliveries by Sellers. At the Closing, each Seller shall (i) take all steps necessary to place Purchaser in actual possession and operating control of the Business and the Assets and (ii) execute and deliver, or cause to be executed and delivered, to Purchaser, the following.

(a) A general warranty bill of sale, in the form attached hereto as Exhibit A, or otherwise proper forms of transfer, conveying good, marketable and indefeasible title to the Assets and assignment of all contract rights free and clear of all liens, claims, and encumbrances of any nature whatsoever except for Permitted Encumbrances.

(b) An Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B.

(c) An Assignment of the Leased Real Property to Purchaser executed by Sellers’ landlord in the form reasonably acceptable to Purchaser.

(d) All acknowledgements, approvals and consents necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby and by the other Transaction Documents, in forms and substance reasonably satisfactory to Purchaser, including consents and approvals executed by each of the parties listed on Schedule 8.02(d).

(e) Certificates of good standing of each Company issued by the Secretary of State of each jurisdiction where it is organized and where it is qualified to do business.

(f) All proper change instruments reflecting each Company’s corporate name change to affect the transfer of the ownership of and right to use the Companies’ name to Purchaser, including, among other things, a certificate of amendment to each Company’s articles of incorporation or similar formation document (as well as any similar filings in foreign jurisdiction(s) relating to its authorization to do business or use assumed names in those jurisdiction(s)).

(g) The Non-Competition Agreement executed by each Seller and each Owner in the form attached hereto as Exhibit D;

(h) A closing officer’s certificate confirming Sellers’ compliance with Sections 6.01, 6.02, 6.03, and 6.06 of this Agreement;

(i) The Books and Records of each Company, other than the Excluded Books and Records (copies of which shall however be made available to Purchaser);

(j) Tax clearance certificate and proof of payment of all franchise taxes due and payable through and including the Closing Date;

(k) Power of attorney executed by each Seller in favor of Purchaser to enable Purchaser to demand and receive Accounts Receivable transferred to it and endorse checks on account of the Assets;

(l) A general release and discharge, substantially in the form attached hereto as Exhibit E and dated as of the date hereof, signed by each director, officer and members of the management of each Seller;

(m) A Trademark Assignment Agreement, a Domain Name Assignment Agreement, an Intangible Assets Assignment Agreement (collectively, the “Intangible Assets Assignment Agreements”), substantially in the forms attached hereto as Exhibit F;

(n) With respect to Sellers and Owners, upon request of Purchaser, a Form W-9 or W- 8 (or successor forms), as applicable and a certificate of non-foreign status in compliance with Treasury Regulations Section 1.1445-2 substantially in a form reasonably satisfactory to Purchaser;

(o) Evidence satisfactory to the Purchaser regarding the satisfaction of all Indebtedness of the Sellers, except the Indebtedness under the Factoring Agreement;

(p) Evidence satisfactory to the Purchaser regarding the release of all Encumbrances on the Assets, except the Encumbrances under the Factoring Agreement;

(q) The Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit G; and

(r) All the instruments and documents required by Purchaser to be delivered under Article VI and such other documents as Purchaser may reasonably request.

Section 8.03 Delivery of Documents by Purchaser. Purchaser agrees to execute and deliver, or cause to be executed and delivered, to Sellers at the Closing, the following:

(a) Wire transfer of the Cash Consideration;

(b) A countersignature to the Assignment and Assumption Agreement, in substantially the form of Exhibit B;

(c) A closing officer’s certificate confirming Purchaser’s compliance with Sections 7.01, 7.02, and 7.03 of this Agreement;

(d) The Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit G; and

(e) All the instruments and documents required by Sellers’ Agent to be delivered under Article VII and such other documents as Sellers’ Agent may reasonably request.

Article IX.

Termination and Remedies

Section 9.01 Methods of Termination. This Agreement may be terminated prior to the Closing Date under any of the following circumstances:

(a) by mutual consent of Sellers’ Agent and Purchaser;

(b) subject to the provisions of Section 9.02, by Purchaser by giving written notice to Sellers’ Agent if all the conditions to Purchaser’s obligations set forth in Article VI have not been satisfied on or before the Closing Date;

(c) subject to the provisions of Section 9.02, by Sellers’ Agent by giving written notice to Purchaser if all the conditions to Sellers’ obligations set forth in Article VI have not been satisfied on or before the Closing Date; or

(d) by Sellers’ Agent or Purchaser if the Closing has not occurred for any reason by 30 days following the date of execution and counterpart delivery of this Agreement by Sellers and Purchaser, provided that such terminating party is not then in breach of this Agreement.

Section 9.02 Opportunity to Cure. Notwithstanding anything contained herein to the contrary, neither any Seller nor Purchaser shall terminate this Agreement under Section 9.01(b) or Section 9.01(c) unless such Party shall have first given the other Party notice of its intent to terminate this Agreement setting forth the nature of the condition to the terminating party’s obligation to close which remains unsatisfied and the other Party shall have failed to satisfy such condition within ten (10) days after receipt of such notice; provided that if such condition is of a nature that it cannot be reasonably satisfied within such ten (10) day period, then, if the defaulting or breaching party shall have commenced an attempt to satisfy such condition within such ten (10) day period, the period to satisfy such condition shall be extended until the earlier of the date which is thirty (30) days after receipt of such notice, or such date as the defaulting or breaching party has failed to diligently and in good faith continue its efforts to satisfy its unsatisfied conditions.

Section 9.03 Procedure Upon Termination. In the event of termination pursuant to Section 9.01:

(a) each Party will return all documents and other material of any Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

(b) all information received by any Party hereto with respect to the business of any other Party (other than information which is a matter of public knowledge or which has heretofore been or is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Governmental Body) shall not at any time be used for the advantage of, or disclosed to third Persons by, such Party to the detriment of the Party furnishing such information; and

(c) no Party hereto shall have any liability or further obligation to any other Party to this Agreement, except as provided in this Article IX.

Section 9.04 Purchaser Remedies. Should any Seller fail to close the transactions contemplated herein through no breach by Purchaser, Purchaser shall have the right to sue for damages and all reasonable out-of-pocket costs and expenses sustained for termination of this Agreement hereunder.

Section 9.05 Sellers Remedies. Should Purchaser fail to close the transactions contemplated herein through no breach by Sellers, Sellers’ Agent shall have the right to sue for damages and all reasonable out-of-pocket costs and expenses sustained for termination of this Agreement hereunder.

Article X.

Indemnification

Section 10.01 Indemnification by Sellers and Owners.

(a) Each Seller and each Owner agree that in the event there shall occur or be discovered (i) any breach of the representations and warranties of the Companies made in this Agreement or any other Transaction Documents, or (ii) any breach or failure of Sellers to perform any of its covenants or agreements contained in this Agreement or any other Transaction Documents, each Seller and each Owner shall promptly take such action as may be necessary to remedy such breach or to perform such covenant or agreement, and each Seller and each Owner agrees to and do in fact, jointly and severally, indemnify, defend and hold Purchaser, its Affiliates, shareholders, officers, directors, agents, employees, and assigns (the “Purchaser Indemnified Parties”) harmless from and against Damages, provided, that qualifications as to Materiality, Material Adverse Effect or other qualifiers of similar import contained in any representation or warranty shall be disregarded for determining whether a breach of such representation or warranty has occurred and for purposes of calculating any Damages resulting therefrom.

(b) Each Seller and each Owner further agree to indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any and all Damages directly or indirectly, resulting from or arising out of or relating to:

(i) any Indebtedness or unpaid Transaction Expenses of Sellers, in each case, to the extent not already deducted from the Cash Consideration;

(ii) any Excluded Asset or Excluded Liabilities;

(iii) any third party claims (including claims of employees and customers) in respect of the Business (or regarding the conduct of the Business) arising from actions or conditions existing or occurring prior to the Closing that are asserted after the Closing, and the defense, investigation or evaluation thereof; or

(iv) any claim or action made or commenced by any current, former or alleged securityholder of Sellers relating to this Agreement or any of the transactions contemplated herein, including any alleged entitlement to compensation in connection with the Closing; or

(v) any costs and expenses of enforcement to recover Damages under this Article X; or

(vi) any matter set forth on Schedule 10.01(b)(vi); or

(vii) any action relating to the foregoing.

Section 10.02 Indemnification by Purchaser.

(a) Purchaser agrees that in the event there shall occur or be discovered (i) any breach of the representations and warranties of Purchaser made in this Agreement, or (ii) any breach or failure of Purchaser to perform any of its covenants or agreements contained in this Agreement, Purchaser shall promptly take such action as may be necessary to remedy such breach or to perform such covenant or agreement, and Purchaser agrees to and do in fact indemnify, defend and hold Sellers, their Affiliates, shareholders, officers, directors, agents, employees, and assigns (“Seller Indemnified Parties”) harmless from and against Damages, provided, that qualifications as to Materiality, Material Adverse Effect or other qualifiers of similar import contained in any representation or warranty shall be disregarded for determining whether a breach of such representation or warranty has occurred and for purposes of calculating any Damages resulting therefrom.

(b) Purchaser’s representations and warranties, and any claim for indemnification or other cause of action based upon a breach of any representation or warranty or covenant of Purchaser shall survive the Closing for a period of two (2) years after the Closing Date, except for:

(i) any claim for fraud, intentional misrepresentation or willful misconduct; and

(ii) any claim which, within such period, any Seller Indemnified Party under this Section 10.02 shall have asserted a claim in writing against Purchaser with notice to Purchaser which identifies with reasonable specificity the basis of the claim shall survive until it is resolved.

Section 10.03 Survival of Representations and Warranties and Limitations on Indemnification.

(a) All representations and warranties of Sellers and Owners in this Agreement and other Transaction Documents shall survive the Closing and shall remain in full force and effect for a period of two (2) years after the Closing Date. Notwithstanding the foregoing, representations and warranties concerning all those items referenced in Section 3.01 (Organization and Authority of Companies), Section 3.02 (Capitalization), Section 3.03 (Organizational Documents), Section 3.04 (No Conflict), Section 3.11 (Title to Assets), Section 3.17 (Taxes), Section 3.18 (Compliance with Law), Section 3.19 (Intangible Assets) and Section 3.24 (Brokerage) shall survive this Agreement survive the Closing and shall remain in full force and effect until (A) the expiration of the applicable statute of limitations plus six months, or (B) five (5) years following the Closing Date, whichever is longer; provided that the time limitations set forth in this Section 10.03(a) shall not apply if any of the following claims for indemnification is made:

(i) any claim for fraud, intentional misrepresentation or willful misconduct; and

(ii) any claim which, within such period, any Purchaser Indemnified Party under Section 10.01(a) shall have asserted a claim in writing against any Seller or any Owner with notice to Sellers’ Agent which identifies with reasonable specificity the basis of the claim shall survive until it is resolved.

(b) Except as otherwise provided, the obligations of the Parties for indemnification set forth in Section 10.01 shall terminate five (5) years after the Closing Date, unless such obligations to indemnify and hold harmless arise from a breach of a representation or warranty that survives such period, in which case, such obligations shall continue for so long as such representation or warranty survives; provided, however, that such obligations to indemnify and hold harmless shall not terminate (and where the obligation to indemnify arises from a breach of a representation or warranty, the related representation or warranty shall continue to survive for purposes of such indemnity) with respect to (i) any matter as which the person to be indemnified or a related party thereto shall have, before the expiration of such five (5) year period (or such longer applicable period for certain representations and warranties which survive such five (5) year period), previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party, (ii) any breach of covenant or agreement by any Party for which the period specified for such covenant or agreement is longer than five (5) years, (iii) any breach by Purchaser of Section 2.04(b), and (iv) for any matter for fraud, intentional misrepresentation or willful misconduct, which, in the case of (i), (ii) and (iii) above, shall terminate upon the expiration of the applicable statute of limitations for any such claim.

Section 10.04 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Party entitled to Indemnification (an “Indemnified Party”) shall promptly notify each Party required to provide such indemnification (“Indemnifying Party”, and in the event that any Seller or any Owner is the Indemnifying Party, a notice to the Sellers’ Agent shall suffice) of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent that the Indemnifying Party is materially prejudiced by such delay. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, if the Indemnifying Party shall not have taken control of the defense of such claim as provided in Section 10.05 after notification thereof pursuant to this Section 10.04, the Indemnified Party may settle or compromise such claim without the Indemnifying Party’s consent.

Section 10.05 Defense by Indemnifying Party. In connection with any claim for indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense, may, upon the prior written consent by the Indemnified Party (which consent may be withheld in the sole discretion of the Indemnified Party), assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, if (i) the Indemnifying Party acknowledges liability to the Indemnified Party with respect to all elements of such claim, and (ii) an adverse resolution of the third party’s claim would not have a Materially affect the goodwill or the reputation of the Indemnified Party or the Business or the future conduct of the business of the Indemnified Party or the Business (assuming payment of all damages sought by the claimant). If the Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest). In addition, if the Indemnifying Party shall so assume such defense, it shall take all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which (x) does not include a complete release of the Indemnified Party from all liability with respect thereto or (y) imposes any liability on the Indemnified Party (except to the extent the Indemnifying Party provides sufficient cash collateral to eliminate such liability), in each case without the prior written consent of the Indemnified Party. If the Indemnifying Party does not (or is not permitted under the terms hereof to) assume the defense of any such claim or legal proceeding, (i) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The party controlling the defense of a third-party claim pursuant to this Section 10.05 shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

Section 10.06 Payment of Indemnification Obligation. All indemnification by the Indemnifying Party hereunder shall be effected promptly as the subject damages, losses, expenses and/or liabilities are incurred by the reduction of the set-off of payment obligations, payment of cash, delivery of cashier’s or certified check or wire transfer of immediately available funds to an account designated by the Indemnified Party in the amount of the indemnification liability.

Section 10.07 Sole Remedy. Each Party agrees, after the Closing, that its sole monetary remedy in respect of any breach of warranty, representation or covenant by the other Party (other than claims arising from fraud, intentional misrepresentation, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) hereunder shall be limited to indemnification pursuant to this Article X.

Section 10.08 Net Recovery. The amount to which an Indemnified Party may become entitled hereunder shall be net of any recovery (whether by way of payment, discount, credit, set-off, counterclaim or otherwise, but excluding tax benefit) received from a third party (including any insurer) in respect of such claim. The Indemnified Party shall promptly repay any such recovery to the Indemnifying Party to the Indemnifying Party, less all reasonable costs, charges, and expenses incurred by the Indemnified Party in obtaining such recovery from the third party.

Section 10.09 Sellers’ Agent. Each Seller and each Owner severally appoints David K. Humphrey as the Sellers’ Agent and true and lawful attorney-in-fact for and on behalf of each Seller and each Owner and authorizes and empowers the Sellers’ Agent to (a) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any disputes, controversies or claims, (b) make, give, receive or enter into any approval, waiver, request, consent, settlement, agreement, notice, instruction or other communication on behalf of each of the Seller or any Owner as each could do for himself, herself or itself under this Agreement or any other Transaction Document and any other agreement entered into pursuant to or in connection with this Agreement, (c) take any other action (or to determine to refrain from taking any action) with respect thereto as the Sellers’ Agent may deem appropriate as if the Seller or Owner could not act for himself, herself or itself, all of which acts shall be binding on the all the Sellers and all the Owners; and (d) execute and deliver all instruments and documents of every kind incidental to the foregoing with the same effect as if such Seller or such Owner had executed and delivered such instruments and documents personally. Each Seller and each Owner recognize and intend that the power of attorney granted in this Section 10.09 is coupled with an interest and is irrevocable and may not be delegated by the Sellers’ Agent. In addition: (x) upon the death or incapacity of the Sellers’ Agent, a majority-in-interest of Sellers and Owners (as measured by receipt of the Purchase Price) shall have the right to appoint a successor Sellers’ Agent; and (y) upon the voluntary resignation of the Sellers’ Agent, the Sellers’ Agent must appoint a replacement Sellers’ Agent; but in each case such successor or replacement Sellers’ Agent must be reasonably acceptable to Purchaser. If no successor is appointed pursuant to this Section 10.09 within 30 days, then Purchaser shall have the right to appoint a replacement Sellers’ Agent to serve as described in this Agreement. No bond shall be required of the Sellers’ Agent, and the Sellers’ Agent shall receive no compensation for services. Notices or communications to or from the Sellers’ Agent shall constitute notice to or from each of the Sellers and each of the Owners. Each Owner hereby irrevocably agrees to be bound by all steps, actions and failures to act of the Sellers’ Agent in accordance with the provisions of this Agreement, including in connection with any settlement or compromise entered into by the Sellers’ Agent on behalf of any Seller or any Owner. For the avoidance of doubt, Purchaser shall be entitled to rely upon (without any further enquiry) any action or inaction (including approval, waiver, request, consent, settlement, instruction or other communication) made by the Sellers’ Agent in his or her exercise of his or her right/duties under this Section 10.09. In addition, Purchaser may at its absolute discretion directly communicate with any, some or all of the Sellers or any Owner with respect to any matter under this Agreement as it deems fit without consulting with the Sellers’ Agent.

Section 10.10 Knowledge. Notwithstanding anything to the contrary set forth in this Agreement, the Parties hereto agree and acknowledge that, subject to the other terms and conditions of this Article X, any Indemnified Party may bring a claim for indemnification for any Damages under this Article X notwithstanding the fact that such Indemnified Party had knowledge of the breach, event or circumstance giving rise to such Damages prior to the Closing or waived any condition to the Closing related thereto. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification under this Article X based on such representations, warranties, covenants and obligations.

Article XI.

Miscellaneous Provisions

Section 11.01 Amendment and Modification. This Agreement and any Schedules or Exhibits attached hereto may be amended, modified and supplemented only by written agreement of the Purchaser and the Sellers’ Agent.

Section 11.02 Waiver of Compliance, Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may only be waived in writing by the other Party, or by its duly authorized officer or representative, and the waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.02.

Section 11.03 Investigations. The respective representations and warranties of a Party contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by the other Party.

Section 11.04 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.05 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: (i) on the day established by the sender as having been delivered personally; (ii) on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or (iii) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sellers:

Kirkman Group, Inc.

10639 Professional Circle

Reno, NV 89521

Attn: Mr. David Humphrey

e-mail: DKHumphrey@gmail.com

and if to Purchaser:

Hemptown USA, Inc.

6515 Truax Rd.

Central Point, OR 97502

Attn: Mr. Rod Wolterman

e-mail: rod@hemptownUSA.com

with a copy to (which copy should not constitute notice):

DLA Piper LLP

100 King St W Suite 6000

Toronto, ON M5X 1E2, Canada

Attn: Derek Sigel

e-mail: derek.sigel@dlapiper.com

or to such other address or the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 11.06 Assignment. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party hereto without the prior written consent of the other Party. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to its parent company or a wholly owned subsidiary.

Section 11.07 Schedules. The Schedules and Exhibits delivered pursuant to this Agreement shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

Section 11.08 Headings. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

Section 11.09 Gender and Number. Wherever from the context it appears appropriate, each item stated in either the singular or the plural shall include the singular and the plural, pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender, and terms defined in Article I hereof in either the singular or the plural may be used in either the singular or plural herein without otherwise changing the meaning thereof.

Section 11.10 Governing Law and Jurisdiction.

(a) This Agreement and the legal relations between the Parties shall be governed by the laws of the state of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, and performance, without regard to conflicts of law doctrines.

(b) The Parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated in the federal courts of the United States of America or the courts of the state of Delaware in each case located in the city of Wilmington and county of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Parties hereby waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Party at the address set forth in Section 11.05 in the manner provided by applicable statute, law, rule of court or otherwise.

Section 11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each Party and delivered to the other Party.

Section 11.12 No Third-Party Beneficiaries. This Agreement shall not confer any rights on any Persons other than Sellers and Purchaser.

Section 11.13 Severability. In the event that any particular provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, government order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement which shall continue in full force and effect and be binding upon the Parties.

Section 11.14 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and the agreements referred to herein constitute the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all written or verbal negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof between Purchaser and Sellers. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

Section 11.15 Drafting. No inference or presumption shall be made in favor of or against any Party hereto based upon the level of participation by such Party or such Party’s counsel in the drafting of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

SELLERS

KIRKMAN GROUP, INC.

By:	/s/ David K. Humphrey
Name:	David K. Humphrey
Title:	President

KIRKMAN LABORATORIES, INC.

By:	/s/ David K. Humphrey
Name:	David K. Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC.

By:	/s/ David K. Humphrey
Name:	David K. Humphrey
Title:	President

OWNERS

DAVID K. HUMPHREY

/s/ David K. Humphrey

SELLERS’ AGENT

DAVID K. HUMPHREY

/s/ David K. Humphrey

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PURCHASER

HTO NEVADA INC.

By:	/s/ Rod Wolterman
Name:	Rod Wolterman
Title:	President

HTO HOLDINGS

HTO HOLDINGS INC.

By:	/s/ Rod Wolterman
Name:	Rod Wolterman
Title:	President

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

WARRANTY BILL OF SALE

Execution Version

WARRANTY BILL OF SALE

THIS WARRANTY BILL OF SALE (this “Bill of Sale”) is made and entered into this day of June, 2019 by and among Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Sellers”, and each individually, a “Seller”), HTO Nevada Inc., a Delaware corporation (“Purchaser”), and David K. Humphrey as Sellers’ Agent (the “Sellers’ Agent”).

WHEREAS, Sellers and Purchaser are parties to that certain Asset Purchase Agreement dated as of even date herewith, entered into with each of the Persons listed as an Owner therein, Sellers’ Agent and certain other parties named therein (the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Sellers the Assets and the Business.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Sale and Transfer of Assets. As contemplated by Section 2.01 of the Purchase Agreement, Sellers hereby sell, transfer, assign, convey, grant and deliver to Purchaser and its successors and assigns, effective as of the Closing all of the Sellers’ right, title and interest in and to all of the Assets and Business.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Sellers’ representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference. The Sellers acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Sellers jointly and severally covenant and agree that, without further consideration, at any time and from time to time after the date hereof, Sellers will take or cause to be taken all steps reasonably necessary to establish the record of Purchaser’s title to the Assets and, at the request of Purchaser, to execute and deliver or cause to be delivered further instruments of transfer and assignment and take or cause to be taken such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Purchaser, its successors and assigns, each of the Assets, all at the sole cost and expense of the Sellers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

KIRKMAN GROUP, INC.,
as Seller

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Seller

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC.,
as Seller

By:
Name:	David Humphrey
Title:	President

DAVID K. HUMPHREY,
as Sellers’ Agent

By:
Name:	David Humphrey

[Signature Page to Warranty Bill of Sale]

ACCEPTED:

HTO NEVADA INC., as Purchaser

By:
Name:	Rob Wolterman
Title:	President

[Signature Page to Warranty Bill of Sale]

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is made and entered into this day of June, 2019, by and among Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Assignors”, and each individually, an “Assignor”), HTO Nevada Inc. a Delaware corporation (the “Assignee”), and David. K Humphrey as Sellers’ Agent (the “Seller’s Agent”).

WHEREAS, the Assignors and the Assignee are parties to that certain Asset Purchase Agreement dated as of even date herewith, entered into with each of the Persons listed as an Owner therein and Sellers’ Agent (the “Purchase Agreement”), pursuant to which the Assignee has agreed to purchase from the Assignors the Assets and the Business (as defined in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Assignors have agreed to assign certain rights and agreements to the Assignee, and Assignee has agreed to assume certain obligations of the Assignors, as set forth herein, and this Assignment and Assumption is contemplated by Section 8.2(b) of the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Effective as of the date hereof, the Assignors hereby assign, sell, grant, convey, transfer and set over (collectively, the “Assignment”) to the Assignee all of the Assignors’ right, title, benefit, privileges and interest in and to, the Assigned Contracts, and all of the Assignors’ burdens, obligations and liabilities in connection with, each of the Assumed Liabilities. The Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Assignors to be observed, performed, paid or discharged accruing after the Closing, in connection with the Assumed Liabilities. Notwithstanding the foregoing, the Assignee assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of the Assignors.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to the Assignors’ representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. The Assignors acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, and cause to be executed and delivered, at the request of the other party hereto, such further instruments of transfer and assignment and to take or cause to be taken such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the date first written above.

KIRKMAN GROUP, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	President

DAVID K. HUMPHREY,
as Sellers’ Agent

By:
Name:	David Humphrey

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the date first written above.

HTO NEVADA INC., as Assignee

By:
Name:	Rob Wolterman
Title:	President

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT C

REAL ESTATE LEASE AGREEMENT

Execution Version

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (“Agreement”) is entered into as of the ____ day of June, 2019 by and among Kirkman Group, Inc., a Nevada corporation (“Assignor”), HTO Nevada Inc., a Delaware corporation (“Assignee”), and [ ___________], an [ ____] limited liability company (“Landlord”).

RECITALS:

WHEREAS, Assignor and Landlord are parties to that certain Lease dated [ __________] (the “Lease”) for the lease of that certain office space of [ _____] rentable square feet being a portion of the [ __]th floor (the “Premises”) located in the building with the common address of [ ____________];

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in the Lease and Premises and Assignee desires to accept this assignment and to assume all of the obligations of Assignor under the Lease accruing after the Assignment; and

WHEREAS, Landlord desires to consent to the assignment set forth in this Agreement and to other terms and conditions as set forth herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration for the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto and intending to be legally bound, the parties hereby agree as follows:

1. Recitals. The recitals stated above hereby are incorporated into and made a part of this Agreement.

2. Transfer and Assignment. Effective as of June , 2019 (the “Assignment Date”), Assignor hereby assigns, transfers, delivers and conveys to Assignee all right, title and interest of Assignor in, to and under the Lease and the Premises from and after the Assignment Date.

3. Acceptance of Premises and Assumption of Obligations. Assignee hereby accepts the Premises, assumes and agrees to observe and perform all of the obligations and duties of Assignor under the Lease accruing from and after the Assignment Date of this Agreement.

4. Landlord Acceptance. Effective as of the Assignment Date, Landlord hereby (i) consents to the assignment effected hereby; (ii) agrees to recognize Assignee as the sole tenant under the Lease and thereby establish direct privity of contract with Assignee; (iii) releases and discharges Assignor with respect to all liabilities and obligations under the Lease occurring or arising on or after the Assignment Date; and (iv) waives any and all notice or procedural rights that may inure to Landlord’s benefit in connection with the assignment effected hereby.

[Signature Page to 10639 Professional Real Estate Lease Assignment]

5. Notices. The notice address for Assignee shall be the following:

Hemptown USA, Inc.

6515 Truax Rd.

Central Point, OR 97502

Attn: Mr. Rod Wolterman

e-mail: rod@hemptownUSA.com

6. Broker Fees. Assignor and Assignee warrant and represent, to each other, that the parties has had no dealings with any broker or agent in connection with this Agreement, and Assignor and Assignee hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim including attorneys’ fees, incurred in defending any such claim or in enforcing this indemnity, for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with this Agreement.

7. Governing Law. This Agreement shall be governed by and constructed in accordance with the internal laws of the State of [ _____________].

8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized as of the first date written above, effective as of the Assignment Date.

ASSIGNOR:

KIRKMAN GROUP, INC.

By:
Name:
Title:

ASSIGNEE:

HTO NEVADA INC.

By:
Name:	Rob Wolterman
Title:	President

LANDLORD:

By:
Name:
Title:

[Signature Page to 10639 Professional Real Estate Lease Assignment]

EXHIBIT D

NON-COMPETITION AGREEMENT

Execution Version

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into this ______day of June, 2019, by and among Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Sellers”, and each individually, a “Seller”), HTO Nevada Inc., a Delaware corporation (“Purchaser”), each of the Persons listed as an Owner herein (the “Owners”) and David K. Humphrey as Sellers’ Agent (the “Sellers’ Agent,” and collectively with Sellers, Purchaser and the Owners, the “Parties”).

RECITALS:

A. Concurrently herewith, the Parties have entered into an Asset Purchase Agreement (the “Purchase Agreement”), and certain related agreements.

B. One of the material conditions precedent to the willingness of the Parties to enter into the Purchase Agreement is that the Parties have agreed to execute, deliver and be bound by this Agreement.

C. The Sellers and Owners acknowledge and expressly agree, having carefully considered the restrictions contained herein, that such restrictions are reasonable, necessary and essential to adequately protect and preserve the interests of Purchaser in the Business and associated goodwill being acquired from the Sellers and Owners pursuant to the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, including the cash consideration contemplated under the Purchase Agreement, the Parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Non-Competition; Non-Solicitation.

(a) Each of the Sellers and each of the Owners severally agree that, as a result of the purchase of the Assets in exchange for the cash consideration contemplated by the Purchase Agreement, Purchaser shall own and be entitled to the exclusive use and enjoyment of the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by Law. Each Owner also severally acknowledges that his or her contributions as a stockholder, partner, participant and employee of the Business have been uniquely valuable and involve proprietary information, including trade secrets that would be unfair to make available to any competitor of the Business. For these and other reasons and as an inducement to Purchaser to enter into the Purchase Agreement, during the Restricted Period, neither any Seller nor any Owner will, directly or indirectly (including as a stockholder, partner, member, manager, employee, consultant or other owner of, or participant in, a Person that engages in any of the activities below):

(i) engage or invest in, own, manage, operate, finance or control, or render services or advice to or participate in, any Person that competes with Purchaser or any of its Affiliates in a Competitive Business (as defined below) in the Restricted Territory (as defined below);

(ii) solicit, encourage or endeavor to entice away any Purchaser Provider from Purchaser or any of its Affiliates, or take any action intended to do the same, or solicit, request, entice or induce any Purchaser Provider to terminate said Purchaser Provider’s relationship with Purchaser or Affiliate with or without an intention to hire, employ or attempt to hire or employ such Purchaser Provider, or in any other way interfere with the relationship between any Purchaser Provider and Purchaser or any such Affiliate;

(iii) employ as an employee, director, partner, or otherwise engage as a contractor or consultant any Person that (x) is then employed or engaged as an employee, consultant, director, partner or independent contractor by Purchaser or any of its Affiliates or has left such employment or engagement of Purchaser or any of its Affiliates within the one-year period prior thereto, or (y) prior to Closing, was an employee, director, partner or contractor or consultant of the Business; or

(iv) within the Restricted Territory, divert, solicit or endeavor to entice away from Purchaser or any of its Affiliates, or endeavor to reduce the business conducted with the Purchaser or any of its Affiliates by, or do business with, any Person that (x) is, or was within the one-year period prior thereto, a customer of, prospective customer, supplier, vendor or service provider to Purchaser, any Seller or any of their Affiliates, or (y) has, or had within the one-year period prior thereto, business relations with Purchaser, any Seller or any of their Affiliates.

(b) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Competitive Business” means the business of formulating, manufacture, sale and distribution of over the counter remedies, generic drugs, nutritional supplements and other similar products and other services and products as had been previously and are presently conducted or offered by any of the Sellers and any of the Owners and any Affiliate or subsidiary of any Seller prior to Closing.

(ii) “Purchaser Provider” means any Person who is, or was within the one- year prior thereto, an employee, consultant, director, partner or independent contractor of Purchaser or any of its Affiliates.

(iii) “Restricted Period” means the period commencing as of the Closing Date and ending on the third (3rd) anniversary thereafter. If an Owner or Seller violates the provisions of this Agreement, the length of the Restricted Period applicable to such Person shall be extended by a period of time equal to the period of time of the violation.

(iv)   “Restricted Territory” means (x) anywhere in the states of Oregon, California and Nevada, and (y) anywhere else in the world where any of the Sellers or any of the Owners have conducted the Competitive Business on or prior to the Closing.

(c) Notwithstanding the foregoing, the provisions of this Agreement shall not prevent any Owner from owning shares representing up to two percent (2%), on a diluted basis, of the voting power of the total shares of all classes of stock outstanding of any corporation having securities listed on any national securities exchange.

(d) The Parties intend that the scope of the covenants set forth in this Agreement shall reflect the products and the scope of the services offered or performed by Sellers prior to the Closing and by Purchaser during the Restricted Period.

(e) Sellers and Owners acknowledge that (i) the value of the Assets and goodwill thereof are integral components of the value of the Business to Purchaser, and (ii) the scope of the covenants contained in this Agreement, including as to time and geography, are necessary to preserve the value of the Assets and the Business for Purchaser and to protect the goodwill of the Business. Sellers and Owners also acknowledge that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (x) Purchaser and Sellers are engaged in a highly competitive industry, (y) Sellers and Owners have had unique access to the trade secrets and know-how of the Assets and the Business, including the plans and strategy (and, in particular, the competitive strategy) relating to the Assets and the Business, and (z) Sellers and Owners are receiving significant consideration in connection with the consummation of the transactions contemplated by the Purchase Agreement.

3. Enforceability. Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

4. Assignment. The Parties agree that the covenants of Sellers and Owners not to compete and not to solicit contained in this Agreement may be assigned by Purchaser, without the prior written consent of Sellers and Owners, to any of its Affiliates, to any Person which the Purchaser may transfer the Business, or any other Person with or into which the Purchaser may hereafter merge or consolidate or to which the Purchaser may transfer all or substantially all of its business and assets; provided, that any such assignment or sale shall in no manner expand the scope of the obligations of Sellers and Owners hereunder. It is the Parties’ intention that these covenants of Sellers and Owners shall inure to the benefit of any Person that may succeed to the Business and Assets of Sellers (as acquired by Purchaser under this Agreement) or any part thereof with the same force and effect as if these covenants were made directly with such successor (except that this shall in no manner expand the scope of the obligations of Sellers and Owners hereunder).

5. Defense. The covenants set forth in this Agreement shall be construed as agreements independent of any other provision in the Purchase Agreement or any other agreement by, between, among or affecting Purchaser and Sellers, and the existence of any claim or cause of action by Sellers against Purchaser, whether predicated on the Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement.

6. Further Actions. Each of the Parties hereto covenants and agrees, at its own expense, to execute and deliver, and cause to be executed and delivered, at the request of the other Party hereto, such further instruments and to take or cause to be taken such other action as such other Party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

7. Miscellaneous.

(a) Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Purchaser and Sellers’ Agent.

(b) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and delivered in accordance with Section 11.05 of the Purchase Agreement.

(c) Governing Law. This Agreement and the legal relations between the Parties shall be governed by the laws of the state of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, and performance, without regard to conflicts of law doctrines.

(d) Jurisdiction. The Parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated in the federal courts of the United States of America or the courts of the state of Delaware in each case located in the city of Wilmington and county of New Castle, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Parties hereby waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Party at the address set forth in Section 11.05 of the Purchase Agreement in the manner provided by applicable statute, law, rule of court or otherwise.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each Party and delivered to the other Party.

(f) Severability. In the event that any particular provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, government order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement which shall continue in full force and effect and be binding upon the Parties.

(g) Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all written or verbal negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof between Purchaser and Sellers. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Non-Competition Agreement as of the date first written above.

KIRKMAN GROUP, INC.,
as Seller

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Seller

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC., as
Seller

By:
Name:	David Humphrey
Title:	President

DAVID K. HUMPHREY, as Sellers’ Agent

DAVID K. HUMPHREY, as Owner

[Signature Page to Non-Competition Agreement]

IN WITNESS WHEREOF, the Parties have executed this Non-Competition Agreement as of the date first written above.

HTO NEVADA INC., as Purchaser

By:
Name:	Rob Wolterman
Title:	President

[Signature Page to Non-Competition Agreement]

EXHIBIT E

GENERAL RELEASE

Execution Version

June ___, 2019

HTO Nevada Inc. and the other Releasees (as defined below)

Ladies and Gentlemen:

Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of June _____, 2019, by and among HTO Nevada Inc., a Delaware corporation (“Purchaser”), Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Sellers”, and each individually, a “Seller”), each of the Persons listed as an Owner therein (the “Owners”), Sellers’ Agent (as defined in the Purchase Agreement) and certain other parties named therein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In order to induce Purchaser to enter into and consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the party executing this letter agreement (the “Releasing Party”), intending to be legally bound, hereby covenants and agrees as follows:

1. Release. Effective as of the Effective Time and contingent upon the Closing, the Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates (as defined below)) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim, that the Releasing Party or any of the Releasing Party’s Affiliates may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to or directly or indirectly arising out of: (a) any written or oral agreement entered into by the Releasing Party with any of the Sellers, their Subsidiaries (as defined below) or any of their Affiliates, or any arrangement or plan of any of the Sellers, their Subsidiaries or any of their Affiliates occurring, existing, entered into or adopted by or in favor of the Releasing Party or any of the Releasing Party’s Affiliates at any time up to and including the date of this letter agreement; or (b) any event, matter, cause, thing, act, omission or conduct occurring or existing at any time up to and including the date of this letter agreement, including, without limitation, any Claim: (i) to the effect that the Releasing Party or any of the Releasing Party’s Affiliates is or may be entitled to any compensation, equity or other ownership interest, benefits or perquisites from, or any indemnification or related rights against, any of the Releasees (under any agreement, under any Releasee’s certificate of incorporation or bylaws or equivalent organizational documents, under applicable laws or regulations or otherwise); or (ii) otherwise arising (directly or indirectly) out of or in any way connected with any employment or other relationship of the Releasing Party or any of the Releasing Party’s Affiliates with any of the Releasees, or the termination of such employment or other relationship; provided, however, that: (A) the Releasing Party is not releasing any rights available to the Releasing Party to any rights to payment under the Purchase Agreement; (B) the Releasing Party is not releasing any rights available to the Releasing Party under any other agreement entered into by the Releasing Party with Purchaser in connection with the Closing; (C) if (and only if) the Releasing Party is a current or former employee, consultant, independent contractor, advisor or director of any of the Sellers or their Subsidiaries or any ERISA Affiliate (an “Employee”), the Releasing Party is not releasing the Releasing Party’s rights, if any, with respect to salaries, consulting fees and reimbursable expenses that are payable to the Releasing Party and have accrued during the current payroll period or work period covering the date of this letter agreement in the ordinary course of business consistent with past practices; (D) if (and only if) the Releasing Party is an Employee, this letter agreement does not abrogate the Releasing Party’s vested rights, if any, under any benefit plan of any of the Sellers or any of their respective Affiliates; (E) if (and only if) the Releasing Party is an Employee, the Releasing Party is not releasing any right of indemnification the Releasing Party may have for any liabilities arising from the Releasing Party’s actions within the course and scope of the Releasing Party’s employment with the any of the Sellers or any of their respective Affiliates or within the course and scope of the Releasing Party’s role as a member of the Board of Directors and/or officer of any of the Sellers or any of their respective Affiliates; and (F) if (and only if) the Releasing Party is an Employee, nothing in this letter agreement shall be construed to prohibit the Releasing Party from engaging in any protected or concerted activity, or filing a complaint or charge with, or participating in any investigation or proceeding conducted by, any federal, state or local government agency in connection with the Releasing Party’s employment with any of the Sellers or any of their Affiliates, except that the Releasing Party agrees to waive his/her right to recover monetary damages, back pay, or restitution in any such proceeding.

2. Definitions. For purposes of this letter agreement:

(a) the term “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with such person or entity. For purposes of this definition, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person or entity;

(b) the term “Claim” means any past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of any kind or nature, including, without limitation: (i) any unknown, unsuspected or undisclosed claim; and (ii) any claim or right that may be asserted or exercised by the Releasing Party or any Affiliate of the Releasing Party in the Releasing Party’s or such Affiliate’s capacity as an equityholder, director, officer, member of management or Employee or in any other capacity; and

(c) the term “Releasees” means: (i) Purchaser; (ii) each of the Sellers; (iii) Subsidiaries; (iv) each person or entity that is an Affiliate of any of the Sellers, its Subsidiaries, or Purchaser; and (v) the successors and past, present and future assigns, directors, officers, employees, equityholders, agents, attorneys, and representatives of the respective persons and entities identified or otherwise referred to in any or all of clauses “(i)”, “(ii)”, “(iii)” and (iv) of this clause “(c)”.

(d) the term “Subsidiary” means any corporation, association, business entity, joint venture, partnership, limited liability company or other legal entity of which any of the Sellers, either alone or through or together with one or more Subsidiaries or by one or more other Subsidiaries (a) directly or indirectly owns more than 50% of the stock or other equity interests, the holders of which are generally entitled, to vote for the election of the board of directors or other governing body of such corporation or legal entity.

3. Further Assurances. The Releasing Party: (a) represents and warrants that the Releasing Party has taken all actions necessary or appropriate to give full effect to the release given by the Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) in this letter agreement; and (b) agrees that the Releasing Party shall execute and deliver (and cause the Releasing Party’s Affiliates to execute and deliver) to Purchaser and the other Releasees such instruments and other documents, and shall take (and cause the Releasing Party’s Affiliates to take) such other actions, as Purchaser may reasonably request for the purpose of carrying out or evidencing the release given by the Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) in this letter agreement. Without limiting the generality of the foregoing, the Releasing Party: (a) agrees that the Releasing Party will not assert or attempt to assert, and will ensure that none of the Releasing Party’s Affiliates will assert or attempt to assert, any Claim subject to the waiver and release in Section 1 of this letter agreement against any of the Releasees at any time after the execution and delivery of this letter agreement; (b) represents, warrants and covenants that the Releasing Party has not assigned and will not assign to any other person or entity any Claim subject to the waiver and release in Section 1 of this letter agreement; and (c) agrees and undertakes not to encourage or instigate any Claims by other persons or entities against the Releases in connection with any Claim subject to the waiver and release in Section 1 of this letter agreement.

4. Unknown Claims. The Releasing Party (on the Releasing Party’s own behalf and on behalf of the Releasing Party’s Affiliates) hereby waives the benefits of, and any rights that the Releasing Party or any of the Releasing Party’s Affiliates may have under, any statute or common law regarding the release of unknown claims in any jurisdiction to the full extent that the Releasing Party may lawfully waive all such rights and benefits pertaining to the subject matter of this letter agreement. The Releasing Party acknowledges that the Releasing Party or the Releasing Party’s representatives may hereafter discover claims or facts in addition to or different from those that the Releasing Party now knows or believes to exist with respect to the subject matter of this letter agreement, but that it is the Releasing Party’s intention in executing this letter agreement to fully, finally and forever settle and release all of the matters released herein. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or fact.

5. Miscellaneous. This letter agreement shall be deemed to be made and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws principles thereof. This letter agreement sets forth the entire understanding of the Releasing Party, the Releasing Party’s Affiliates and the Releasees relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of those parties relating to the subject matter hereof. In the event that any provision of this letter agreement, or the application of any such provision to any person or entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this letter agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The delivery of this letter agreement by facsimile or .PDF shall be sufficient to bind the Releasing Party and the Releasing Party’s Affiliates to the terms and conditions of this letter agreement. This letter agreement is for the benefit of, and may be enforced by, each of the Releasees.

[Remainder of page intentionally left blank.]

Very truly yours,

Signature

Name

[Signature Page to Release Agreement]

EXHIBIT F

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENTS

Execution Version

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (the “Agreement”) is made and delivered as of June ___, 2019, by and among Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Assignors”, and each individually, an “Assignor”) and HTO Nevada Inc., a Delaware corporation (“Assignee”). All capitalized terms used herein but not otherwise defined shall have the meanings given them in the Purchase Agreement (as defined below).

WHEREAS, Assignors and Assignee are parties to that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignors the Assets;

WHEREAS, Assignors have agreed to transfer, contribute and assign to Assignee all of Assignors’ right, title and interest in and to the Assignors’ brand name, service mark, trademark, trade dress, logo, slogan, trade name, corporate name, internet domain name, including, without limitation, those set forth on Exhibit A, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all registrations or application for registration or renewals of any of the foregoing (collectively, the “Marks”); and

WHEREAS, pursuant to the Purchase Agreement, Assignors have agreed to assign the Marks and all rights therein to Assignee.

NOW THEREFORE, in consideration of the covenants and obligations recited herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor agrees as follows:

AGREEMENT

1. Each Assignor hereby irrevocably assigns to the Assignee: (i) all of such Assignor’s right, title, and interest in and to the Marks, together with the goodwill associated therewith; (ii) any and all legal actions and rights and remedies at law or in equity for past, present and future infringements, misappropriations, or other violations of the Marks, including the right to prosecute, maintain and sue for, collect, and retain all damages (including attorneys’ fees and expenses), profits, proceeds, and all other remedies associated therewith; and (iii) any and all income, royalties, and payments accruing on or after the date of this Agreement with respect to the Marks, for the Assignee’s own use and enjoyment and for the use and enjoyment of the Assignee’s successors, assigns, or other legal representatives.

2. Each Assignor agrees not to use (and to terminate and discontinue all use of) the terms contained in the Marks and any terms similar thereto in any domain name, domain name registration, trademark, service mark, trade name, company name, legal name, fictitious business name, logo, and any other indicator of origin, with regard to itself and any business or entity at any time owned or controlled by such Assignor.

3. Each Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any other official throughout the world whose duty is to register and record ownership in trademark registrations and applications for registration of trademarks, to record the Assignee as the assignee and owner of any and all of such Assignor’s rights in the Marks.

4. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5. The terms of the Purchase Agreement, including but not limited to Assignors’ representations, warranties, covenants, agreements and indemnities (subject to the limitations therein) relating to the Assets, including the Marks, are incorporated herein by this reference. Each Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities (subject to the limitations therein) contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

6. Assignors jointly and severally covenant and agree to execute and deliver, at the request of the Assignee, such further instruments of transfer and assignment and to take such other action as Assignee may reasonably request to more effectively consummate the assignments contemplated by this Agreement. If Assignee is unable for any reason to secure any of the Assignor’s signature to any document required to file, prosecute, register, or memorialize the assignment of any rights under any Marks as provided under this Agreement, such Assignor hereby irrevocably designates and appoints Assignee and Assignee’s duly authorized officers and agents as Assignor’s agents and attorneys-in-fact to act for and on Assignor’s behalf and instead of Assignor to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under such Marks, all with the same legal force and effect as if executed by Assignor. The foregoing is deemed a power coupled with an interest and is irrevocable.

7. This Agreement and the legal relations between the parties pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

[Signature Page Follows]

IN WITNESS WHEREOF, the party below has executed this Trademark Assignment Agreement as of the date first above written.

KIRKMAN GROUP, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC., as
Assignor

By:
Name:	David Humphrey
Title:	President

[Signature Page to Trademark Assignment Agreement]

IN WITNESS WHEREOF, the party below has executed this Trademark Assignment Agreement as of the date first above written.

HTO NEVADA INC., as Assignee

By:
Name:	Rob Wolterman
Title:	President

[Signature Page to Trademark Assignment Agreement]

Exhibit A

MARKS

Country	Trademark	Registration No.	Registration Date
United States		4591402	7/12/13

Attachment “Annex 3.19 Intellectual Property” is hereby incorporated by reference.

Execution Version

DOMAIN NAMES TRANSFER AGREEMENT

THIS DOMAIN NAME TRANSFER AGREEMENT (“Agreement”), is entered into as of June______, 2019 (“Effective Date”) by and between Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Assignors”, and each individually, an “Assignor”), and HTO Nevada Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignors are the registrant of the domain names set forth on Schedule A hereto (the “Domain Names”); and

WHEREAS, Assignors desire to transfer to Assignee, and Assignee desires to acquire from Assignors, all of Assignors’ registration for the Domain Names.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Domain Names Assignment. Upon execution of this Agreement by all parties, Assignors shall submit a request to the registrar of each Domain Name to transfer that Domain Name to Assignee and will otherwise take all steps necessary in order to effectuate the expeditious and complete transfer of the Domain Names to Assignee. Without limiting the foregoing, Assignors shall complete all online procedures set forth by the registrar that are necessary to transfer the Domain Names to Assignee.

2. Further Assurances. Upon request by Assignee, Assignors jointly and severally covenant and agree promptly to take all steps as may be necessary or appropriate, including, but not limited to, providing all transfer approvals, executing all necessary documents and delivering all documents to the applicable Domain Name registrar for the Domain Name, in order to effectuate the complete transfer of the Domain Name to Assignee as expeditiously as possible.

3. General. The laws of the State of Delaware govern all matters arising out of this Agreement, without regard to the choice of law principles thereof. This Agreement may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto that identifies itself as an amendment to this Agreement. This Agreement is binding upon and will inure to the benefit of the respective parties and their assigns, heirs, transferees and successors. The parties agree that this Agreement has been fully negotiated and jointly drafted between them and that no rule of construction will be applied against either party in law or equity as the drafter of this Agreement. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole. As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by words “without limitation.” This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Domain Name Transfer Agreement as of the Effective Date.

ASSIGNORS

KIRKMAN GROUP, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Assignor

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC., as
Assignor

By:
Name:	David Humphrey
Title:	President

[Signature Page to Domain Name Assignment]

IN WITNESS WHEREOF, the parties have duly executed this Domain Name Transfer Agreement as of the Effective Date.

ASSIGNEE

HTO NEVADA INC.

By:
Name:	Rob Wolterman
Its:	President

[Signature Page to Domain Name Assignment]

Schedule A

Domain Names

Domain Name	Exp Date	Status
CHILDRENWITHSPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
CHILDRENWITHSPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
FOODQUALITYLABS.COM	1/14/2019	Active
FRAGILECHILD.COM	1/14/2019	Active
FRAGILECHILD.NET	1/14/2019	Active
FRAGILECHILD.ORG	6/15/2019	Active
KIDSWITHSPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
KIDSWITHSPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
KIRKMAN.CO	7/25/2019	Active
KIRKMAN.TV	11/30/2020	Active
KIRKMANBLOODSPOT.COM	1/14/2019	Active
KIRKMANDOCS.COM	1/14/2019	Active
KIRKMAN-DOCS.COM	1/14/2019	Active
KIRKMANFLUORIDE.COM	1/14/2019	Active
KIRKMANGROUP.ASIA	4/7/2019	Active
KIRKMANGROUP.BIZ	5/9/2019	Active
KIRKMANGROUP.COM	4/7/2021	Active
KIRKMANGROUP.IN	4/7/2019	Active
KIRKMANGROUP.INFO	12/22/2019	Active
KIRKMANGROUP.NET	4/7/2021	Active
KIRKMANGROUP.ORG	5/10/2019	Active
KIRKMANGROUP.US	5/9/2019	Active
KIRKMANHR.COM	1/14/2019	Active
KIRKMANIMAGING.COM	4/7/2021	Active
KIRKMANKLEEN.COM	1/14/2019	Active
KIRKMANLABS.ASIA	4/7/2019	Active
KIRKMANLABS.COM	4/7/2021	Active
KIRKMANLABS.IN	4/7/2019	Active
KIRKMANLABS.INFO	4/8/2019	Active
KIRKMANLABS.NET	1/14/2019	Active
KIRKMANLABTESTS.COM	1/14/2019	Active
KIRKMANPHARMACEUTICALS.COM	1/14/2019	Active
KIRKMANSTORE.COM	4/27/2021	Active
PURITYSUPPLEMENTS.COM	9/16/2019	Active
ROSELABORATORIES.COM	1/3/2021	Active
ROSELABS.NET	1/5/2019	Active
SPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
SPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
SPECIALHEALTHNEEDS.COM	1/14/2021	Active
STOP-THE-FALL.COM	5/10/2019	Active
THEFRAGILECHILD.COM	1/14/2019	Active
ULTRATESTED.COM	1/14/2019	Active
ULTRATESTED.NET	1/14/2019	Active
ULTRATESTED.ORG	3/14/2019	Active
ULTRATESTED.US	3/13/2019	Active

Execution Version

ASSIGNMENT OF INTANGIBLE ASSETS

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (this “Assignment”) is entered into as of June , 2019 by and between Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Assignors”, and each individually, an “Assignor”), and HTO Nevada Inc. a Delaware corporation (the “Assignee”). Except as otherwise defined herein, capitalized terms used in this Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement dated June , 2019 (the “Purchase Agreement”) by and among, the Assignors, the Assignee and certain other parties named therein.

WHEREAS, pursuant to the Purchase Agreement, Assignors have agreed to convey the Assets to Assignee.

WHEREAS, the Assets include certain items of Intangible Assets.

WHEREAS, in accordance with the Purchase Agreement, Assignors desire to sell, transfer, assign and deliver to Assignee, and Assignee desires to accept the sale, transfer, assignment and delivery of all of Assignors’ worldwide right, title and interest in and to (i) the Intangible Assets that forms part of the Assets (the “Purchased IP”), and (ii) for trademarks, all goodwill associated with the Purchased IP.

NOW, THEREFORE, in exchange for the consideration set forth in the Purchase Agreement and the mutual covenants contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Effective as of the Closing, Assignors do hereby sell, transfer, assign and deliver to Assignee, and Assignee hereby accepts the sale, transfer, assignment and delivery of all of Assignors’ worldwide right, title and interest in and to:

(a) all Assignors’ rights in the Purchased IP and the intellectual property rights of the Assignors that constitute, embody or cover the Purchased IP (the “Purchased IP Rights”); and

(b) all rights to sue for past or current infringement or dilution of, or damage or injury to, any of the Purchased IP and the Purchased IP Rights, whether known or unknown. Each Assignor acknowledges that subsequent to the Closing, Assignors shall not claim to possess any right, title or interest in and to the Purchased IP or Purchased IP Rights, including, without limitation, any rights to sue for infringement or dilution of, or damage or injury to, any of the Purchased IP or Purchased IP Rights, whether known or unknown, for infringement or other circumstances arising on or prior to the Closing.

2. The foregoing assigned Purchased IP and Purchased IP Rights and all right, title and interest in and to the same are to be held and enjoyed by the Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the Assignors had this Assignment not been made.

3. To the extent applicable law does not provide for the possibility to assign and transfer title to any of the foregoing and all right, title and interest in and to the same as a matter of law due to the specific type and nature of such Purchased IP and Purchased IP Rights or right, title and interest in and to the same, each Assignor hereby grants to Assignee an irrevocable, unlimited, exclusive (even as to Assignors), perpetual, worldwide, royalty-free, transferable, fully paid license under such Purchased IP and Purchased IP Rights and all right, title and interest in and to the same, with the right to sublicense through multiple tiers of sublicensing, to use, make, have made, develop, have developed, sell, offer to sell, import, export, distribute, modify, create derivative works of, display, perform, reproduce, disclose and otherwise exploit any product or technology, and Assignee hereby accepts such license. To the extent any right, title and interest in and to the Purchased IP and Purchased IP Rights can be neither assigned nor so licensed by Assignors under applicable law, each Assignor hereby irrevocably waives and agrees never to assert nor to permit any Affiliate of Assignors to assert such non-assignable and non-licensable right, title and interest against anyone, including, without limitation, Assignee, its Affiliates, its and their successors and assigns and its and their respective customers and licensees and sublicensees.

4. Assignors jointly and severally agree, without further consideration, to execute all documents necessary to perfect such right, title, and interest in and to Assignee, its successors, assigns, and legal representatives. In the event that any Assignor is unable or unwilling to fully perform its obligations under this Section 4, such Assignor hereby irrevocably designates and appoints Assignee or its assigns and their duly authorized officers and agents as Assignor’s agents and attorneys-in-fact to act for and in Assignor’s behalf and instead of Assignor, to execute and file any registration, application or other document and to do all other lawfully permitted acts in connection with the Purchased IP and related rights assigned to Assignee hereunder.

5. This Assignment is executed pursuant to, in furtherance of and is subject to and governed by, the terms and conditions of the Purchase Agreement. Notwithstanding any other provision of this Assignment to the contrary, nothing contained in Assignment shall in any way supersede, modify, rescind, waive, expand or in any way affect the provisions, including, without limitation, the representations, warranties, covenants, indemnities and conditions, of the Purchase Agreement. This Assignment is contingent upon the closing of the Transaction (as defined in the Purchase Agreement). In the event that the Transaction does not close, then this Assignment shall be null and void, and the parties shall have no further obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Intangible Assets to be executed as of the date first written above.

ASSIGNORS

KIRKMAN GROUP, INC., as Assignor

By:
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC., as Assignor

By:
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC., as Assignor

By:
Name:	David Humphrey
Title:	President

[Signature Page to Assignment of Unregistered IP]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Intangible Assets to be executed as of the date first written above.

ASSIGNEE

HTO NEVADA INC.

By:
Name:	Rob Wolterman
Its:	President

[Signature Page to Assignment of Unregistered IP]

EXHIBIT G

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of June ___, 2019, is made by and between HTO Nevada Inc., a Delaware corporation (herein referred to as “Grantor”), and Kirkman Group, Inc., a Nevada corporation (herein referred to as “Secured Party”), a Nevada corporation.

WHEREAS, concurrently with the execution and delivery of this IP Security Agreement, the Grantor and the Secured Party are entering into an Asset Purchase Agreement, dated as of June [ ], 2019, by and between the Grantor, Secured Party and certain other parties named therein (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

WHEREAS, Section 2.04(b) of the Purchase Agreement provides that $3,750,000 of the Purchase Price is to be Deferred Consideration, and Grantor has agreed that its obligation to pay the Deferred Consideration to the Secured Party in accordance with the terms of the Purchase Agreement is to be secured by a security interest in certain intellectual property that the Secured Party is selling to the Grantor pursuant to the Purchase Agreement.

WHEREAS, the parties have agreed to execute and deliver this IP Security Agreement in order to establish the terms and conditions of such security interest and, to the extent appropriate, for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Grant of Security. The Grantor hereby grants to the Secured Party a security interest in and to all of the right, title, and interest of the Grantor throughout the world in and to all of the following, other than the Excluded IP, as defined below, only to the extent that such right, title, and interest were acquired by the Grantor from the Secured Party and transferred by the Secured Party to the Grantor pursuant to the Purchase Agreement (the “IP Collateral”):

(a) (i) copyrights, whether registered or unregistered, arising by any applicable Law of any jurisdiction throughout the world or any treaty or other international convention, (ii) registrations and applications for registration of such copyrights, including the registrations and applications set forth in the attached Schedule 1; and (iii) issuances, extensions, and renewals of such registrations and applications (collectively, “Acquired Copyrights”);

(b) patents and patent applications, in whole or in part, including the patents and patent applications listed in the attached Schedule 2, all patents that are issued from such patent applications, and all continuations, continuations-in-part, divisionals, extensions, substitutions, reissues, re-examinations and renewals, of any of the foregoing, (collectively “Acquired Patents”);

(c) any and all of trade secrets (collectively, “Acquired Trade Secrets”);

(d) any databases or data compilations that comprise of or are comprised by the Intellectual Property, including all sui generis rights in such databases or data compilations in addition to any Acquired Copyrights or Acquired Trade Secrets relating thereto;

(e) the trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin (“Trademarks”) listed on Schedule 3, together with the goodwill associated with and symbolized by the Trademarks and all registrations, applications to register (other than “intent to use” applications until a verified statement of use is filed with respect to such applications) and renewals thereof (collectively, “Acquired Marks”);

(f) the domain names and social media accounts listed on Schedule 4;

(g) all licenses and similar contractual rights or permissions, whether exclusive or nonexclusive, related to any of the Intellectual Property, including those licenses listed on Schedule 5 (“Acquired Licenses”);

(h) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to the Grantor with respect to any of the foregoing;

(i) claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the Effective Date, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, breach, or default;

(j) other rights, assets, privileges, and protections of any kind whatsoever accruing under any of the foregoing provided by any Law (including any treaty or other international convention) throughout the world; and

(k) all goodwill associated with any of the foregoing.

For the purposes of this Agreement, “Excluded IP” means (i) any Acquired Copyrights, any Acquired Trade Secrets, any databases and data compilations and any Acquired Licenses (including, but not limited to, any such rights in formulas, formulations, recipes, specifications, raw material safety data sheets, ingredient lists, supplier details, designs, manufacturing processes and testing and supporting documentation) relating to any product that contains any cannabinoid, (ii) royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any of the foregoing, (iii) claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the Effective Date, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, breach, or default, (iv) other rights, assets, privileges, and protections of any kind whatsoever accruing under any of the foregoing provided by any Law (including any treaty or other international convention) throughout the world, and (v) all goodwill associated with any of the foregoing.

For the avoidance of doubts, the following assets shall not be subject to Seller’s security interest under this Agreement: (i) the intellectual property owned, licenses or held by the Purchaser prior to the Effective Date, (ii) the intellectual property acquired, purchased or developed by the Purchaser after the Effective Date even with the use of the IP Collateral, and (iii) all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any of the foregoing.

2. Recordation. The Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks, the Register of Copyrights, and any other government official to record and/or register this IP Security Agreement upon request by the Secured Party.

3. Rights of Secured Party. The rights and remedies of the Secured Party with respect to the IP Collateral are and shall be those of a secured party under the Uniform Commercial Code in effect in the State of Delaware, as in effect from time to time, and may be exercised by the Secured Party upon the Grantor’s default in making any monetary payment required by the Purchase Agreement, as and when so required, and the Grantor’s failure to remedy such default within 10 calendar days after receiving written notice of such default from the Secured Party.

4. Purchase Agreement. This IP Security Agreement has been entered into pursuant to and in conjunction with the Purchase Agreement, which is incorporated by reference. The provisions of the Purchase Agreement shall supersede and control over any conflicting or inconsistent provision of this IP Security Agreement. The rights and remedies of Agent with respect to the IP Collateral are as provided by the Purchase Agreement, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

5. Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

6. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law.

(a) This IP Security Agreement and the legal relations between the Parties shall be governed by the laws of the state of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, and performance, without regard to conflicts of law doctrines.

(b) The Parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this IP Security Agreement, shall be instituted and litigated in the federal courts of the United States of America or the courts of the state of Delaware in each case located in the city of Wilmington and county of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Parties hereby waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Party at the address set forth in Error! Reference source not found. of the Purchase Agreement in the manner provided by applicable statute, law, rule of court or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HTO NEVADA INC.

By:
Name:	Rob Wolterman
Title:	President

AGREED TO AND ACCEPTED:

KIRKMAN GROUP, INC.

By:
David Humphrey, President

[Signature Page to IP Security Agreement]

SCHEDULE 1

Acquired Copyrights – not applicable

SCHEDULE 2

Acquired Patents – not applicable

SCHEDULE 3

Acquired Marks

Country	Trademark	Registration No.	Registration Date
United States		4591402	7/12/13

SCHEDULE 4

Domain Names & Social Media Accounts

DOMAIN NAME(S)

All current and future rights and interests to domain names of Assignor, including, but not limited to, the following:

Domain Name	Exp Date	Status
CHILDRENWITHSPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
CHILDRENWITHSPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
FOODQUALITYLABS.COM	1/14/2019	Active
FRAGILECHILD.COM	1/14/2019	Active
FRAGILECHILD.NET	1/14/2019	Active
FRAGILECHILD.ORG	6/15/2019	Active
HGLOVES.ORG	11/6/2018	Active
HUMPHREYFAMILYFOUNDATION.ORG	11/6/2018	Active
KIDSWITHSPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
KIDSWITHSPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
KIRKMAN.CO	7/25/2019	Active
KIRKMAN.TV	11/30/2020	Active
KIRKMANBLOODSPOT.COM	1/14/2019	Active
KIRKMANDOCS.COM	1/14/2019	Active
KIRKMAN-DOCS.COM	1/14/2019	Active
KIRKMANFLUORIDE.COM	1/14/2019	Active
KIRKMANGROUP.ASIA	4/7/2019	Active
KIRKMANGROUP.BIZ	5/9/2019	Active
KIRKMANGROUP.COM	4/7/2021	Active
KIRKMANGROUP.IN	4/7/2019	Active
KIRKMANGROUP.INFO	12/22/2019	Active
KIRKMANGROUP.NET	4/7/2021	Active
KIRKMANGROUP.ORG	5/10/2019	Active
KIRKMANGROUP.US	5/9/2019	Active
KIRKMANHR.COM	1/14/2019	Active
KIRKMANIMAGING.COM	4/7/2021	Active
KIRKMANKLEEN.COM	1/14/2019	Active
KIRKMANLABS.ASIA	4/7/2019	Active
KIRKMANLABS.COM	4/7/2021	Active
KIRKMANLABS.IN	4/7/2019	Active
KIRKMANLABS.INFO	4/8/2019	Active
KIRKMANLABS.NET	1/14/2019	Active
KIRKMANLABTESTS.COM	1/14/2019	Active
KIRKMANPHARMACEUTICALS.COM	1/14/2019	Active
KIRKMANSTORE.COM	4/27/2021	Active
PURITYBIOMETRICS.COM	8/17/2019	Active
PURITYBIOMETRIX.COM	8/17/2019	Active
PURITYLABS.CO	7/25/2019	Active
PURITYLABSINC.COM	1/14/2019	Active
PURITYLABSINC.NET	4/7/2021	Active
PURITYSUPPLEMENTS.COM	9/16/2019	Active
ROSELABORATORIES.COM	1/3/2021	Active
ROSELABS.NET	1/5/2019	Active
SPECIALHEALTHCARENEEDS.COM	1/14/2019	Active
SPECIALHEALTHCARENEEDS.NET	1/14/2019	Active
SPECIALHEALTHNEEDS.COM	1/14/2021	Active
STOP-THE-FALL.COM	5/10/2019	Active
THEFRAGILECHILD.COM	1/14/2019	Active
ULTRATESTED.COM	1/14/2019	Active
ULTRATESTED.NET	1/14/2019	Active
ULTRATESTED.ORG	3/14/2019	Active
ULTRATESTED.US	3/13/2019	Active

SCHEDULE 5

Acquired Licenses

See Attached – P2i License

EXHIBIT A

Recordable Copyright Assignment – not applicable

EXHIBIT B

Recordable Patent Assignment – not applicable

EXHIBIT C

Recordable Trademark Assignment – not applicable